                                                                     Exhibit 2.1


                         AGREEMENT AND PLAN OF MERGER


                                 by and among


                            WIT CAPITAL GROUP, INC.


                           WIT SOUNDVIEW CORPORATION


                                      AND


                               E*OFFERING CORP.


                           Dated as of: May 15, 2000

                               TABLE OF CONTENTS

ARTICLE I  The Merger; Closing; Effective Time.....................................................    1
           -----------------------------------
  1.1      The Merger..............................................................................    1
  ---      ----------
  1.2      Closing.................................................................................    2
  ---      -------
  1.3      Effective Time..........................................................................    2
  ---      --------------
ARTICLE II  Articles of Incorporation and Bylaws of the Surviving Corporation......................    2
           ------------------------------------------------------------------
  2.1      Articles of Incorporation...............................................................    2
  ---      -------------------------
  2.2      Bylaws..................................................................................    2
  ---      ------
ARTICLE III  Directors and Officers of the Surviving Corporation...................................    2
             ---------------------------------------------------
  3.1      Directors...............................................................................    2
  ---      ---------
  3.2      Officers................................................................................    3
  ---      --------
ARTICLE IV Merger Consideration; Conversion or Cancellation of Shares in the Merger................    3
           ------------------------------------------------------------------------
  4.1      Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger..    3
  ---      --------------------------------------------------------------------------------------
  4.2      Exchange of Shares in the Merger........................................................    7
  ---      --------------------------------
  4.3      Fractional Shares.......................................................................   10
  ---      -----------------
ARTICLE V  Other Agreements........................................................................   11
           ----------------
  5.1      Certain Company Shareholder Actions and Agreements......................................   11
  ---      --------------------------------------------------
  5.2      Certain Parent Stockholder Actions and Agreements.......................................   11
  ---      -------------------------------------------------
  5.3      Employment Agreements...................................................................   11
  ---      ---------------------
  5.4      Strategic Alliance Agreement............................................................   11
  ---      ----------------------------
  5.5      Retention Pool..........................................................................   11
  ---      --------------
  5.6      Standstill Agreement....................................................................   13
  ---      --------------------
  5.7      The Company Stock and Option Arrangements...............................................   13
  ---      -----------------------------------------
  5.8      Indemnification of Company Directors and Officers.......................................   13
  ---      -------------------------------------------------
  5.9      Employee Benefit Plans..................................................................   14
  ---      ----------------------
  5.10     Technical Support.......................................................................   14
  ----     -----------------
  5.11     Consent of the Company..................................................................   14
  ----     ----------------------
ARTICLE VI  Representations and Warranties of the Company..........................................   14
            ---------------------------------------------
  6.1      Organization; Qualification.............................................................   14
  ---      ---------------------------
  6.2      Subsidiaries and Affiliates.............................................................   15
  ---      ---------------------------
  6.3      Capitalization..........................................................................   15
  ---      --------------
  6.4      Authorization; Validity of Agreement; The Company Action................................   16
  ---      --------------------------------------------------------
  6.5      Board Approvals Regarding Transactions..................................................   17
  ---      --------------------------------------
  6.6      Vote Required...........................................................................   17
  ---      -------------
  6.7      Consents and Approvals; No Violations...................................................   17
  ---      -------------------------------------
  6.8      Governmental Documents and Financial Statements.........................................   18
  ---      -----------------------------------------------
  6.9      Compliance with Applicable Law..........................................................   18
  ---      ------------------------------
  6.10     Books and Records.......................................................................   20
  ----     -----------------
  6.11     Ineligible Persons......................................................................   20
  ----     ------------------
  6.12     No Undisclosed Liabilities..............................................................   20
  ----     --------------------------
  6.13     Interim Operations......................................................................   20
  ----     ------------------
  6.14     Absence of Certain Changes..............................................................   21
  ----     --------------------------

  6.15       Technology and Intellectual Property..................................................  22
  ----       ------------------------------------
  6.16       Legal Proceedings.....................................................................  23
  ----       -----------------
  6.17       Employee Benefit Plans................................................................  23
  ----       ----------------------
  6.18       Tax Matters; Government Benefits......................................................  25
  ----       --------------------------------
  6.19       Labor and Employment Matters..........................................................  26
  ----       ----------------------------
  6.20       Contracts and Commitments.............................................................  26
  ----       -------------------------
  6.21       Insurance.............................................................................  27
  ----       ---------
  6.22       Personnel.............................................................................  27
  ----       ---------
  6.23       Insider Interests.....................................................................  27
  ----       -----------------
  6.24       Brokers or Finders....................................................................  27
  ----       ------------------
  6.25       Information Supplied..................................................................  27
  ----       --------------------
ARTICLE VII  Representations and Warranties of Parent..............................................  28
             ----------------------------------------
  7.1        Organization; Qualification...........................................................  28
  ---        ---------------------------
  7.2        Subsidiaries and Affiliates...........................................................  28
  ---        ---------------------------
  7.3        Capitalization........................................................................  29
  ---        --------------
  7.4        Authorization; Validity of Agreement; Parent Action...................................  29
  ---        ---------------------------------------------------
  7.5        Board Approvals Regarding Transactions................................................  30
  ---        --------------------------------------
  7.6        Vote Required.........................................................................  30
  ---        -------------
  7.7        Consents and Approvals; No Violations.................................................  30
  ---        -------------------------------------
  7.8        Governmental Documents and Financial Statements.......................................  31
  ---        -----------------------------------------------
  7.9        Compliance with Applicable Law........................................................  31
  ---        ------------------------------
  7.10       Books and Records.....................................................................  33
  ----       -----------------
  7.11       Ineligible Persons....................................................................  33
  ----       ------------------
  7.12       No Undisclosed Liabilities............................................................  33
  ----       --------------------------
  7.13       Interim Operations....................................................................  33
  ----       ------------------
  7.14       Absence of Certain Changes............................................................  34
  ----       --------------------------
  7.15       Technology and Intellectual Property..................................................  35
  ----       ------------------------------------
  7.16       Legal Proceedings.....................................................................  35
  ----       -----------------
  7.17       Employee Benefit Plans................................................................  36
  ----       ----------------------
  7.18       Tax Matters; Government Benefits......................................................  38
  ----       --------------------------------
  7.19       Labor and Employment Matters..........................................................  39
  ----       ----------------------------
  7.20       Contracts and Commitments.............................................................  40
  ----       -------------------------
  7.21       Insurance.............................................................................  40
  ----       ---------
  7.22       Insider Interests.....................................................................  40
  ----       -----------------
  7.23       Brokers or Finders....................................................................  40
  ----       ------------------
  7.24       Information Supplied..................................................................  40
  ----       --------------------
ARTICLE VIII Covenants.............................................................................  41
             ---------
  8.1        Interim Operations of the Company.....................................................  41
  ---        ---------------------------------
  8.2        Interim Operations of Parent..........................................................  43
  ---        ----------------------------
  8.3        Access; Confidentiality...............................................................  45
  ---        -----------------------
  8.4        Reasonable Best Efforts...............................................................  45
  ---        -----------------------
  8.5        Shareholders Meeting; Proxy Statement/Registration Statement..........................  46
  ---        ------------------------------------------------------------
  8.6        No Solicitation of Competing Transaction..............................................  47
  ---        ----------------------------------------
  8.7        Publicity.............................................................................  47
  ---        ---------
  8.8        Notification of Certain Matters.......................................................  48
  ---        -------------------------------
  8.9        State Takeover Laws...................................................................  48
  ---        -------------------

                                      ii

   8.10     Merger Sub Compliance...................................................................   48
   ----     ---------------------
   8.11     Expenses................................................................................   48
   ----     --------
   8.12     Tax-Free Reorganization.................................................................   48
   ----     -----------------------
ARTICLE IX  Conditions..............................................................................   48
            ----------
   9.1      Conditions to the Obligations of Parent and Merger Sub..................................   48
   ---      ------------------------------------------------------
   9.2      Conditions to the Obligations of the Company............................................   50
   ---      --------------------------------------------
 ARTICLE X  Escrow and Indemnification..............................................................   52
            --------------------------
   10.1     Escrow Fund.............................................................................   52
   ----     -----------
   10.2     Parent's Indemnification Rights.........................................................   52
   ----     -------------------------------
   10.3     Escrow Period...........................................................................   53
   ----     -------------
   10.4     Claims upon Escrow Fund.................................................................   53
   ----     -----------------------
   10.5     Objections to Claims....................................................................   54
   ----     --------------------
   10.6     Resolution of Conflicts; Arbitration....................................................   54
   ----     ------------------------------------
   10.7     Shareholders' Agent.....................................................................   55
   ----     -------------------
   10.8     Actions of the Shareholders' Agent......................................................   56
   ----     ----------------------------------
   10.9     Third-Party Claims......................................................................   56
   ----     ------------------
   10.10    Shareholders' Indemnification Rights....................................................   56
   -----    ------------------------------------
   10.11    Claims against Parent...................................................................   57
   -----    ---------------------
   10.12    Objections to Claims Against Parent.....................................................   58
   -----    -----------------------------------
   10.13    Resolution of Conflicts; Arbitration....................................................   58
   -----    ------------------------------------
   10.14    Third Party Claims......................................................................   59
   -----    ------------------
   10.15    Survival................................................................................   59
   -----    --------
 ARTICLE XI  Termination/Survival...................................................................   59
             --------------------
   11.1     Termination.............................................................................   59
   ----     -----------
   11.2     Effect of Termination...................................................................   61
   ----     ---------------------
   11.3     No Survival of Representations and Warranties and Covenants.............................   61
   ----     -----------------------------------------------------------
 ARTICLE XII  Definitions...........................................................................   61
              -----------
   12.1     Definitions.............................................................................   61
   ----     -----------
   12.2     Additional Definitions..................................................................   67
   ----     ----------------------
 ARTICLE XIII  Miscellaneous........................................................................   68
               -------------
   13.1     Disputes................................................................................   68
   ----     --------
   13.2     Amendments; Extension; Waiver...........................................................   68
   ----     -----------------------------
   13.3     Entire Agreement........................................................................   68
   ----     ----------------
   13.4     Specific Performance; Injunctive Relief.................................................   69
   ----     ---------------------------------------
   13.5     Interpretation..........................................................................   69
   ----     --------------
   13.6     Severability............................................................................   69
   ----     ------------
   13.7     Related Agreements......................................................................   69
   ----     ------------------
   13.8     Notices.................................................................................   70
   ----     -------
   13.9     Binding Effect; Persons Benefiting; No Assignment.......................................   71
   ----     -------------------------------------------------
   13.10    Counterparts............................................................................   71
   -----    ------------
   13.11    Governing Law...........................................................................   72
   -----    -------------
   13.12    Jurisdiction; Waiver of Jury Trial and Certain Damages..................................   72
   -----    ------------------------------------------------------

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 15, 2000, among Wit Capital Group, Inc., a Delaware corporation ("Parent"), Wit Soundview Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and E*OFFERING Corp., a California corporation (the "Company").

                                   RECITALS

     WHEREAS, the Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for the Company to merge with and into Merger Sub subject to the terms and conditions of this Agreement; and

     WHEREAS, the Boards of Directors of each of Parent, Merger Sub, and the Company have approved this Agreement and the transactions contemplated by this Agreement in accordance with the provisions of the California General Corporation Law ("California Law") and the Delaware General Corporation Law ("Delaware Law"); and

     WHEREAS, Parent's Board of Directors has resolved to recommend to its shareholders the approval of this Agreement and the consummation of the transactions subject to the terms and conditions set forth in this Agreement; and

     WHEREAS, Parent has approved this Agreement as the sole stockholder of Merger Sub; and

     WHEREAS, for federal income tax purposes, it is intended that the Merger (as defined in Section 1.1) qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
and

     WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, covenants and agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the representations, covenants and agreements set forth in this Agreement, Parent, Merger Sub and the Company agree as follows:

                      The Merger; Closing; Effective Time

     1.1  The Merger.

     At the Effective Time (as defined in Section 1.3) and subject to the terms and conditions of this Agreement and the applicable provisions of California Law and Delaware Law, the Company shall be merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and a wholly owned subsidiary of Parent. Merger Sub, as the surviving corporation after the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation."

     1.2  Closing.

     The closing of the Merger (the "Closing") shall take place (a) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, CA 94301, at 10:00 a.m. on the first business day following the date on which the last of the conditions set forth in Article IX are fulfilled or waived in accordance with this Agreement or (b) at such other place, time and date as Parent and the Company may agree.

     1.3  Effective Time.

     Subject to the terms and conditions of Article IX, the parties shall file an Agreement of Merger, together at the Closing with the related officers' certificates required by section 1103 of California Law, each in form and substance reasonably acceptable to each of the parties hereto, with the Secretary of State of the State of California, whereupon Merger Sub shall be merged with and into the Company pursuant to Sections 1100 et seq. of California Law. Concurrently with the filing of the Agreement of Merger with the Secretary of State of the State of California and subject to the terms and conditions set forth in Article IX of this Agreement, the parties shall file a Certificate of Merger in form and substance reasonably acceptable to each of the parties hereto with the Secretary of State of the State of Delaware in accordance with Delaware Law. The parties shall make all other filings, recordings or publications required by California Law and Delaware Law in connection with the Merger. The Merger shall become effective at the time specified in the Agreement of Merger and Certificate of Merger, which specified time shall be a time on the Closing Date and shall be the same in each of the Agreement of Merger and Certificate of Merger (the time at which the Merger becomes effective being the "Effective Time").

                     Articles of Incorporation and Bylaws
                         of the Surviving Corporation

     2.1  Articles of Incorporation.

     At the Effective Time, the Articles of Incorporation of the Merger Sub shall be the Articles of Incorporation of the Surviving Corporation.

     2.2  Bylaws.

     At the Effective Time, and without any further action on the part of the Company, Merger Sub or the Surviving Corporation, the Bylaws of Merger Sub shall be the Bylaws of the Surviving Corporation.

              Directors and Officers of the Surviving Corporation

     3.1  Directors.

     Ronald Readmond, Mark Loehr and Russell Crabs shall be, from and after the Effective Time, the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

     3.2  Officers.

     The officers of Merger Sub at the Effective Time shall be, from and after the Effective Time, the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified.

   Merger Consideration; Conversion or Cancellation of Shares in the Merger

     4.1 Share Consideration for the Merger; Conversion or Cancellation of Shares in the Merger

          (a) Conversion of Company Capital Stock. The maximum number of shares of Common Stock, $0.01 par value per share, of Parent ("Parent Common Stock") together with the associated rights (the "Parent Rights") to purchase shares of Series A Junior Participating Preferred Stock of Parent issued pursuant to the Rights Agreement dated June 7, 1999 between Parent and American Stock Transfer Company as Rights Agent (the "Parent Rights Agreement") (the shares of Parent Common Stock together with the Parent Rights being referred to herein as the "Parent Shares") to be issued in exchange for the acquisition by Parent of the Company Capital Stock and to be reserved for issuance upon exercise of all unexpired and unexercised outstanding options, warrants and other rights (whether vested, unvested or contingent) to acquire Company Capital Stock shall be 28,486,247 (the "Aggregate Consideration").

     For purposes of this Agreement, "Company Capital Stock" means, collectively, all Company Common Stock; all shares of Series A Preferred Stock, no par value per share, Series B Preferred Stock, no par value per share, and Series C Preferred Stock, no par value per share of the Company (collectively "Company Preferred Stock"), and shares of Common Stock, no par value, per share, of the Company ("Company Common Stock").

     Subject to the terms and conditions of this Agreement, the Certificate of Merger, the Agreement of Merger, and the Escrow Agreement referenced in Article X, as of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or Company Preferred Stock:

            (i) each share of Series C Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the sum of (A) the number of fully paid and unassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the quotient derived by dividing the sum of $3.481280502 plus any accrued but unpaid dividends in respect of such share since the date of issuance thereof, by $10.25 (the "Stock Price") plus (B) the Exchange Ratio (as defined below).

            (ii) each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the sum of (A) the quotient derived by dividing the sum of $4.00 plus any declared but unpaid dividends in respect of such share by the Stock Price plus (B) the Exchange Ratio (as defined below).

            (iii) each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to the sum of (A) the quotient derived by dividing the sum of $1.00 plus any declared but unpaid dividends in respect of such share by the Stock Price plus (B) the Exchange Ratio.

            (iv) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than such shares, if any, which are Dissenting Shares) shall be converted into and exchanged for the right to receive the number of fully paid and nonassessable Parent Shares, rounded to the nearest thousandth of a share (with "5" being rounded upward), equal to
0.674237515 (as modified to take into account the additional accrued but unpaid dividends with respect to Series C Preferred Stock between the date hereof and the Effective Time) (the "Exchange Ratio"), which is the quotient derived by dividing (A) the excess of (1) the number of Parent Shares constituting the Aggregate Consideration over (2) the 500,000 Parent Shares to be issued in exchange for the Retention Pool Shares as defined in Section 5.5(c) and the sum of the number of Parent Shares that would be exchanged pursuant to Section 4.1(a)(i), (ii) and (iii) above if none of the shares of Company Capital Stock outstanding immediately prior to the Effective Time are Dissenting Shares by (B) the sum of (1) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (2) the number of shares of Company Common Stock that would be issuable at that time upon the conversion of all shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock outstanding immediately prior to the Effective Time plus (3) the number of shares of Company Common Stock that would be issuable at that time upon the exercise of all options, warrants and other rights to acquire shares of Company Common Stock from the Company (other than the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock) if all such options, warrants and other rights were fully exercisable at such time. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is restricted or not fully vested shall, except as provided for herein, upon such conversion and exchange have the same restrictions or vesting arrangements applicable to those shares prior to the conversion.

     Attached as Exhibit A is a schedule (the "Preliminary Allocation Schedule") showing an allocation of Aggregate Consideration among holders of Company Capital Stock and Stock Equivalents, including the number of Parent Shares to be deposited in the Escrow Fund (defined in Section 10.1), as of the execution of this Agreement as if the

Effective Time and the issuance and deposit of Parent Shares pursuant to the Transactions had occurred as of the date of the execution of this Agreement. Two
(2) days prior to the scheduled Closing, the Company shall prepare an updated allocation schedule based on an allocation of Aggregate Consideration as of that date. As soon as practicable after Closing, the Shareholders' Agent shall prepare a final allocation as of the Effective Time. (This final allocation as of the Effective Time is referred to as the "Final Allocation Schedule.")

          (b) Dissenters' Rights. "Dissenting Shares" means any shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented to the Merger in writing, and who has demanded appraisal for the shares of Company Common Stock or Company Preferred Stock in accordance with
Section 1300 of California Law, if Section 1300 provides for appraisal rights for the Shares in the Merger.

            (i) Subject to (ii) below, notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the applicable consideration set forth for such shares in Section 4.1(a), or cash in lieu of fractional shares of Parent Common Stock pursuant to Section 4.3, but the holder of the Shares shall be entitled to only those rights granted by California Law.

            (ii) Notwithstanding the provisions of Section 4.1(a)(i), if any holder of shares of Company Common Stock or Company Preferred Stock who demands appraisal of the holder's shares of Company Common Stock or Company Preferred Stock under California Law effectively withdraws or loses (through failure to perfect or otherwise) his right to appraisal, then as of the Effective Time or the occurrence of the event that causes such effective withdrawal or loss, whichever earlier occurs, that holder's shares of Company Common Stock or Company Preferred Stock shall automatically be converted into and represent only the right to receive the applicable consideration set forth for such shares in
Section 4.1(a), and cash in lieu of fractional shares of Parent Common Stock as provided in Section 4.3, without interest, upon surrender of the certificate or certificates representing the shares of Company Common Stock or Company Preferred Stock (each such certificate, a "Company Certificate").

            (iii) The Company shall give Parent (A) prompt notice of any written demands for appraisal or payment of the fair value of any shares of Company Common Stock or Company Preferred Stock, withdrawals of such demands, and any other instruments served on the Company pursuant to California Law received by the Company, and (B) from and after the Effective Time, the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under California Law. Except with the prior written consent of Parent, the Company shall not voluntarily make any payment with respect to any demands for appraisal or settle, or offer to settle, any such demands.

          (c) Parent Holdings. At the Effective Time, each share of Company Capital Stock issued and outstanding and owned by Parent or any Parent Subsidiary immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder, cease to be outstanding and be canceled and retired without payment of any consideration for the Share.

          (d) Merger Sub Shares. At the Effective Time, each share of Common Stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holder of the share remain outstanding.

          (e) Company Stock Options and Warrants. Except as set forth below, the terms and provisions of the Company Stock Option Plan (as defined below) shall continue in full force and effect and shall govern each option (or portion of the option, as the case may be) outstanding immediately prior to the Effective Time under the Company Stock Option Plan, whether vested, unvested, exercisable or unexercisable (a "Company Stock Option"). At the Effective Time, each Company Stock Option then outstanding and each warrant or other right (other than the Company Preferred Stock) to receive Company Common Stock then outstanding (together with Company Stock Options, "Company Rights") shall be automatically converted, without any further action, into an option, warrant or right to purchase or acquire Parent Shares (a "Parent Common Stock Right"). The number of Parent Shares for which each Company Right shall be exercisable shall be equal to the number of shares of Company Common Stock that were subject to the Company Right immediately prior to the Effective Time multiplied by the Exchange Ratio rounded down to the nearest whole number of Parent Shares, at an exercise price per Parent Share equal to the per share exercise price of each Company Right immediately prior to the Effective Time divided by the Exchange Ratio rounded up to the nearest whole cent, subject to the receipt of consent from each holder of Company Options. Any Company Stock Options converted into options to purchase Parent Shares, other than Company Stock Options held by persons who are not employees of the Company as of the date of this Agreement and who are identified on Schedule 4.1(e), together with the number of options held by each such person (the "Non-Employee Company Stock Options"), shall be adjusted to vest in sixteen (16) equal quarterly installments at the end of each calendar quarter over forty-eight (48) months from date of grant to the extent the optionee has been continuously employed by Parent until such vesting date, subject, in the case of each such Company Stock Option, to the receipt of consent from its holder. All Non-Employee Company Stock Options shall accelerate and become fully vested immediately upon the Effective Time, subject, in the case of each such Non-Employee Company Stock Option, to the receipt of consent from its holder. For purposes of this Agreement, the term "Company Stock Option Plan" means the Company's 1998 Stock Option Plan and the Company's 2000 Stock Option Plan. Parent shall use all reasonable efforts to cause to be reserved for issuance the number of Parent Shares issuable upon exercise of the Parent Common Stock Options and rights to acquire Parent Common Stock issued in exchange for Company Rights referred to in this Section 4.1(e) and, Parent shall cause to be filed, as soon as reasonably practicable after the Effective Time but in no event later than sixty (60) days after the Effective Time, a registration statement on Form S-8 (or any successor or other appropriate form) under the Securities Act, or an amendment to an existing registration statement of Form S-8, to register the Parent Shares issuable upon exercise of the Parent Common Stock Options.

          (f) Changes in Capitalization. If between the date of this Agreement and the Effective Time, the outstanding Parent Shares or Company Capital Stock shall be changed into a different number of shares or a different class by reason of any reclassification, reorganization, consolidation, merger, recapitalization, split-up, combination or exchange of shares or if a stock dividend is declared with a record date within that period, the number of Parent Shares to be issued in the Merger shall be appropriately adjusted. Nothing in this Section 4.1(f) shall be deemed to constitute a waiver by the Company of the provisions of Section 8.2 hereof.

     4.2  Exchange of Shares in the Merger.

     The manner of making exchange of shares in the Merger shall be as follows:

          (a) Promptly upon receipt of the Final Allocation Schedule, Parent shall make available to American Stock Transfer Company or another exchange agent selected by Parent (the "Exchange Agent") for the benefit of the holders of shares of Company Capital Stock, a sufficient number of certificates representing the aggregate number of Parent Shares issuable pursuant to Section
4.1 (the certificates representing such aggregate number of Parent Shares being hereinafter referred to as the "Stock Merger Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable written instructions, deliver the Parent Shares contemplated to be issued pursuant to Section 4.1 out of the Stock Merger Exchange Fund. The Stock Merger Exchange Fund shall not be used for any other purpose .

          (b) Promptly upon receipt of the Final Allocation Schedule, the Exchange Agent shall mail and make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Capital Stock (the "Certificates") (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates for payment in exchange. All Parent Shares received by Company shareholders in respect of the Retention Pool Shares shall, in addition to the forfeiture provisions of the grant of such Retention Pool Shares, be subject to prohibitions on transfer for twelve (12) months as to one-third of such Retention Pool Shares, for twenty-four (24) months as to one-third of such Retention Pool and for thirty-six (36) months as to the remaining one-third of such Retention Pool Shares. All Parent Shares received by E*TRADE Group, Inc. ("E*TRADE") and its Subsidiaries, General Atlantic Partners, LLC, and entities controlled by it, and Softbank Corp., and entities controlled by it, including the portion thereof to be deposited in the Special Escrow Fund established pursuant to Section 4.2(d), shall be, to the extent each such shareholder agrees thereto, subject to prohibitions on transfer for a three (3)-year period from the Effective Time (the "Strategic Investor Lock-up Period"). The Company shall use its reasonable best efforts to obtain the consent of the shareholders to the restrictions described in the preceding sentence. Parent Shares subject to the Strategic Investor Lock-up Period are referred to as the "Strategic Investor Lock-up Shares." All Parent Shares received in the Merger by each Company shareholder listed on Schedule 4.2(b) shall be, to the extent such shareholder agrees thereto, subject to prohibitions on transfer until one hundred eighty
(180) days following the Effective Time. The Company shall use its reasonable best efforts to obtain the consent of the shareholders to the restrictions described in the preceding sentence. Parent Shares subject to such 180-day restriction on transfer are referred to as the "Base Lock-up Shares." Upon surrender of Certificates for cancellation to the Exchange Agent, together with such letter of transmittal duly executed and any other required documents, the holder of such Certificates shall be entitled to receive for the shares represented by such Certificates the consideration applicable to such shares and the Certificates so surrendered shall be canceled. Upon such surrender, the Exchange Agent shall issue to each holder of Retention Pool Shares three certificates for the Parent Shares issuable to such holder, one of which shall be for a number of Parent Shares as nearly as practicable to one-third of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a twelve (12)-month prohibition on transfer, the second of which shall be for a number of Parent Shares as nearly as practicable to one-third of such Parent Shares and shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a twenty-four (24) month prohibition on transfer and the other of which shall be for the remainder of such Parent Shares and shall be subject to a restrictive legend substantially in the form of Exhibit B providing for a thirty-six (36) month restriction on transfer. Upon such surrender, the Exchange Agent shall issue to each holder entitled to receive Base Lock-up Shares a certificate for the Parent Shares issuable to such holder, which shall be subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a one hundred eighty (180)-day prohibition on transfer. Upon such surrender, the Exchange Agent shall issue to each holder entitled to receive Strategic Investor Lock-up Shares a certificate for the Parent Shares issuable to such holder, net of the number of shares to be deposited into the Special Escrow Fund described in Section 4.2(d), subject to a restrictive legend substantially in the form set forth in Exhibit B providing for a three(3)-year prohibition on transfer.

          (c) The transfer restrictions on the Strategic Investor Lock-up Shares and Base Lock-up Shares pursuant to Section 4.2(b) shall cease upon a Change in Control with respect to Parent. For purposes of this Section, a Change in Control with respect to Parent has the same meaning as a Change in Control of Wit in the Strategic Alliance Agreement dated as of the date of this Agreement between Parent and E*TRADE (the "Strategic Alliance Agreement"). Notwithstanding anything to the contrary, at any time upon written notice, affiliates of General Atlantic Partners 61, L.P., may designate other shares of Parent Stock (the "Substitute Shares") as being subject to the restrictions on transfer set forth herein, and upon receipt of such notice and deposit of such Substitute Shares, Parent shall release an equal number of shares of Parent Stock (the "Released Shares") held by General Atlantic Partners 61, L.P., and Capital GAP Co-Investment Partners II, L.P. (as specified in such written notice) from the restrictions on transfer set forth herein.

          (d) Within five (5) business days after the Effective Time, the Parent Shares comprising the Special Escrow Fund (as defined below) shall be registered in the name of, and deposited with an escrow agent selected by Parent with the reasonable consent of the Company (the "Special Escrow Fund Agent"), such deposit (together with interest and other income thereon) to constitute the special escrow fund (the "Special Escrow Fund") and to be governed by the terms set forth in this Section 4.2(d) and an escrow agreement, in form and substance reasonably satisfactory to the parties, embodying the terms hereof, and except as the terms set forth in this Section 4.2(d) may differ, substantially in the form of the Escrow Agreement attached as Exhibit H. The Special Escrow Fund shall consist of twenty-five percent (25%) of the Strategic Investor Lock-up Shares (the "Special Escrow Shares"). One thirty-sixth of the Special Escrow Shares shall be released from the Special Escrow Fund on the last business day of each calendar month following the month in which the Effective Time occurs; provided, however, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to E*TRADE and a non-assumption of the Strategic Alliance Agreement by the acquiring or successor entity, all Special Escrow Shares then remaining in the Special Escrow Fund shall be surrendered to Parent for cancellation; and provided further, however, that in the event of a Change in Control (as defined in the Strategic Alliance Agreement) with respect to Wit, all Special Escrow Shares then remaining in the Special Escrow Fund shall be released to the Company shareholders that originally contributed such shares to the Special Escrow Fund. Any Parent Shares released from the Special Escrow Fund shall continue to bear the legend on prohibition of transfer pursuant to Section 4.2(b).

          (e) Until surrendered, such Certificates shall represent solely the right to receive the consideration applicable to such Share. No dividends or other distributions that are declared after the Effective Time on Parent Shares and payable to the holders of record thereof after the Effective Time will be paid to Persons entitled by reason of the Merger to receive Parent Shares until Certificates representing the right to receive such Parent Shares are surrendered in appropriate form. Upon such surrender, there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions having a record date after the Effective Time and a payment date prior to the time of such surrender. After such surrender there shall be paid to the Person in whose name the Parent Shares are issued any dividends or other distributions on such Parent Shares which shall have a record date after the Effective Time and prior to such surrender and a payment date after such surrender. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. If any certificate representing Parent Shares is to be issued or cash payment in lieu of fractional share interests is to be made to a Person other than the one in whose name the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange shall pay to the Exchange Agent any applicable transfer or other similar taxes, or shall establish to the satisfaction of the Exchange Agent that any such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of Shares for any Parent Shares or dividends thereon, or, in accordance with Section 4.3, cash in lieu of fractional Parent Shares, delivered to a public official when and if required by applicable law. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Shares held by it from time to time hereunder, except that the Exchange Agent shall receive and hold all dividends or other distributions paid or distributed with respect to such Parent Shares for the account of the Persons entitled to the dividends or distributions. If any Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Shares or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to indemnify Parent against any claim that may be made against Parent or the Surviving Corporation with respect to such Certificate.

          (f) Any portion of the Stock Merger Exchange Fund and the Fractional Securities Fund (as hereinafter defined in Section 4.3) which remains unclaimed by the former stockholders of the Company for six (6) months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any former stockholders of the Company shall thereafter look only to Parent for payment of their claim for the consideration for the Shares, including any cash in lieu of fractional Parent Shares.

     4.3  Fractional Shares.

     No fractional Parent Shares shall be issued in the Merger. In lieu of any fractional securities, each holder of Shares of Company Capital Stock who would otherwise be entitled to a fraction of a Parent Share upon surrender of Certificates for exchange pursuant to this Article IV shall be paid an amount in cash (without interest) determined by multiplying (i) the Stock Price by (ii) the fraction of a Parent Share to which the holder would otherwise be entitled. Parent shall make available to the Exchange Agent sufficient funds (referred to as the "Fractional Securities Fund") as and when necessary to enable the Exchange Agent to make the cash payments contemplated by Section 4.3. In no event shall interest be paid or accrued on any cash payments.

                               Other Agreements

     5.1  Certain Company Shareholder Actions and Agreements.

     On the date of this Agreement, each of the holders of shares named on
Schedule 5.1, (a) has executed and delivered to the Company and Parent a written consent with respect to all of his or her shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock approving the Merger and this Agreement and each of the matters set forth herein; and (b) has executed and delivered to Parent a Voting Agreement (including an irrevocable proxy) in the form set forth as Exhibit C. The Company and each such holder hereby consent and agree to the giving of each such consent and the entering into of each such Voting Agreement and granting of each such irrevocable proxy.

     5.2  Certain Parent Stockholder Actions and Agreements.

     On the date of this Agreement, each of the holders of Parent Common Stock named on Schedule 5.2 has executed and delivered to the Company a Voting Agreement (including an irrevocable proxy) in the form set forth as Exhibit D.

     5.3  Employment Agreements.

     The parties intend that each of the individuals named on Schedule 5.3 has entered or will enter, on or about the date of this Agreement, into an Employment Agreement with Parent in substantially the form attached as Exhibit E, the term of which shall commence at the Effective Time.

     5.4  Strategic Alliance Agreement.

          Simultaneously with the execution of this Agreement, Parent and E*TRADE shall execute and deliver the Strategic Alliance Agreement attached as Exhibit F.

     5.5  Retention Pool.

          (a) At the Effective Time, Parent shall establish a stock option pool to purchase an aggregate of not less than 500,000 Parent Shares to retain Company employees following the Closing. As soon as practicable after Closing, Parent shall issue to the employees of the Company named on a retention schedule (the "Retention Schedule") to be determined by Parent and the Company as soon as practicable, but in no event later than twenty (20) days from the date of this Agreement, options to purchase all of the Parent Shares reserved pursuant to the preceding sentence at a per share exercise price equal to the market price of the Parent Shares on the date of the grant for purposes of Parent's stock option plan (the "Retention Parent Stock Options"). Each Retention Parent Stock Option shall vest in sixteen (16) equal quarterly installments at the end of each calendar quarter over forty-eight (48) months from the date of grant.

          (b) At the Effective Time, Parent shall establish a cash bonus pool of $5,000,000 (the "Retention Cash") to retain Company employees following the Closing. At a time or times to be mutually agreed between the Company and Parent, but in no event later than March 31, 2001, Parent shall pay the Retention Cash to the Company employees named on the Retention Schedule, in the respective amounts set forth on the Retention Schedule. If the employment of any such employee ceases as a result of a termination without Cause by Parent or one of its Subsidiaries or if there is a Change in Control of Parent, all of the Retention Cash allocated for such employee shall immediately vest and be paid to such employee.

          (c) Prior to the Effective Time, pursuant to a restricted stock plan reasonably acceptable to Parent, the Company shall issue to employees of the Company and its Subsidiaries named on the Retention Schedule to be agreed upon by the Company and Parent in writing prior to the Effective Time an aggregate number of shares of Company Common Stock (the "Retention Pool Shares") equal to the quotient obtained by dividing 500,000 by the Exchange Ratio. The Retention Pool Shares shall be allocated among the employees listed on the Retention
Schedule in the amounts set forth in the Retention Schedule for each such employee. The restricted stock plan governing the Retention Pool Shares shall provide for vesting of share awards in equal installments at the end of the twelfth (12th), twenty-fourth (24th), and thirty-sixth (36th) months after the later of the date of award or the Effective Time of the Merger, for forfeiture if the employee seeks to exercise dissenter's rights with respect to any Company Capital Stock owned by such employee or if the employment of such employee ceases for any reason other than a result of termination without Cause by the Company or any successor, for immediate vesting in the event of termination without Cause and for other normal provisions of restricted stock plans. Subject to applicable income tax withholding requirements, one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated for an employee who is, other than as a result of termination without Cause by Parent or one of its Subsidiaries, continuously employed by Parent and its Subsidiaries (including the Company and its subsidiaries) from the Effective Time through the end of the twelfth (12th) month after and including the month in which the Effective Time occurs, shall, on the last day of such twelfth (12th) month, be vested in and released for such employee, one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated for an employee who is, other than as a result of termination without Cause by Parent or one of its Subsidiaries, continuously employed by Parent and its Subsidiaries (including the Company and its subsidiaries) from the Effective Time through the end of the twenty-fourth (24th) month after and including the month in which the Effective Time occurs, shall, on the last day of such twenty-fourth (24th) month, be vested in and released for such employee, and the remaining one-third of the Parent Shares issued in respect of the Retention Pool Shares allocated to an employee who is continuously so employed, other than as a result of termination without Cause by Parent or one of its Subsidiaries, from the Effective Time through the end of the thirty-sixth (36th) month after and including the month in which the Effective Time occurs shall, on the last day of such thirty-sixth
(36th) month, be vested in and released to such employee. If the employment by Parent or any of its Subsidiaries of an employee to whom any Retention Pool Shares have been allocated ceases for any reason other than termination by Parent or such Subsidiary without Cause, all of the Parent Shares issued in respect of the Retention Pool Shares allocated to such employee that have not vested as of the date of such cessation shall be forfeited and become treasury stock of Parent. If the employment of any such employee ceases as a result of termination without Cause by Parent or one of its Subsidiaries or if there is a Change in Control of Parent, all of the Parent Shares issued in respect of the Retention Pool Shares allocated to such employee shall immediately vest and be released to such employee.

          5.6  Standstill Agreement.

          On the date of this Agreement, E*TRADE and Parent shall enter into the Standstill Agreement in the form attached as Exhibit G.

          5.7  The Company Stock and Option Arrangements.

          The Company shall use its reasonable best efforts to complete each of the following actions at the earliest practicable date: (a) to amend, effective immediately prior to the Effective Time, the Company Stock Option Plan to implement the matters set forth in Section 4.1(e) of this Agreement; and (b) to amend, effective immediately prior to the Effective Time, each Company Stock Option outstanding at that time (other than Non-Employee Stock Options) to adjust the vesting schedule to vest quarterly over forty-eight (48) months from the date of grant. In addition, subject, in the case of each Non-Employee Stock Option, to the Company's receipt of consent from its holder, the Company shall cause the amendment of each such Non-Employee Stock Option to provide for acceleration of vesting upon the Effective Time of the Merger so that the holders of Non-Employee Company Stock Options may exercise all options covered thereby (including theretofore unvested options) at any time during the original term of such options, irrespective of their term of service with the Company and irrespective of whether or not they continue to provide services to the Company in any capacity.

          5.8  Indemnification of Company Directors and Officers.

          From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to its Articles of Incorporation and Bylaws.

               (a) From and after the Effective Time, the Surviving Corporation will, to the fullest extent permitted under Delaware Law, indemnify and hold harmless each current and former director or officer of the Company (collectively, the "Indemnified D&Os") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a director or officer of the Company on or prior to the date hereof for a period of six (6) years after the date hereof.

          This Section 5.8 will survive the consummation of the Merger at the Effective Time, is intended to benefit Parent, the Surviving Corporation and the Indemnified D&Os, and will be binding on all successors and assign of the Surviving Corporation.

Nothing contained in this Section 5.8 shall be construed as or have the effect of impeding Parent's ability to proceed against the Escrow Fund in the event of a breach of any of the Company's representations, warranties or covenants contained in this Agreement in accordance with Article X hereof.

     5.9  Employee Benefit Plans.

     Immediately following the Effective Time, it is anticipated that each employee of the Company will continue to participate in the Plans described in the Company Disclosure Schedule pursuant to Section 6.17(a) until December 31, 2000. Following such date, it is anticipated that employees of the Company who become or remain employees of Parent or the Surviving Corporation shall become entitled to participate in Plans sponsored by, maintained by or contributed to by Parent (or its applicable Subsidiary). The benefits to be provided to such employees pursuant the first sentence of this paragraph, including, without limitation, credit for any co-payments, deductibles, and offsets (or similar payments) made by each of them prior to the Effective Time for purposes of satisfying any applicable deductible, out-of-pocket, or similar requirements, shall be no less favorable than the benefits currently provided to employees of the Company as of the date hereof.

     5.10 Technical Support.

     Parent will provide E*TRADE with all technical support necessary for it to satisfy the Vostock(SM) condition referenced in Section 9.1(k).

     5.11 Consent of the Company.

     The Company consents to the transactions between E*TRADE and Wit Group (as defined in the Strategic Alliance Agreement) as if the parties had entered into the Strategic Alliance Agreement on a non-exclusive basis.

                 Representations and Warranties of the Company

     Except as set forth in the Disclosure Schedule prepared and signed by the Company and delivered to Parent prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), the Company represents and warrants to Parent and Merger Sub that all of the statements contained in this Article VI are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

     6.1  Organization; Qualification.

     The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of California; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if the Company is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect upon its business and properties. The Company has heretofore delivered to Parent complete and correct copies of the Articles of Incorporation and Bylaws of the Company, as presently in effect.

     6.2  Subsidiaries and Affiliates.

     Schedule 6.2 sets forth the name, jurisdiction of incorporation and authorized and outstanding capital stock of each Company Subsidiary and the jurisdictions in which each Company Subsidiary is licensed or qualified to do business. The Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than securities constituting less than five percent (5%) of the outstanding equity of the issuing entity. All the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Company Subsidiary to any person except the Company or another Company Subsidiary. Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a Company Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect upon its business and properties. The Company has heretofore delivered to Parent complete and correct copies of the Articles of Incorporation and Bylaws of each Company Subsidiary, as presently in effect.

     6.3  Capitalization.

          The authorized capital stock of the Company consists of 41,078,347 shares of Common Stock, no par value per share, 1,600,000 shares of Series A Convertible Preferred Stock, 5,800,000 shares of Series B Convertible Preferred Stock and 14,968,442 shares of Series C Convertible Preferred Stock. As of the date hereof, (i) 3,724,603 shares of Common Stock are issued and outstanding,
(ii) 1,600,000 shares of Series A Preferred are issued and outstanding, (iii) 2,500,000 shares of Series B Preferred are issued and outstanding, (iv) 14,968,442 shares of Series C Preferred are issued and outstanding, and (v) 32,394,335 shares of Company Common Stock are reserved for issuance upon exercise of the Company Stock Options and warrants and other rights to acquire Company Common Stock. All the outstanding shares of Company Capital Stock are, and all shares which may be issued pursuant to the exercise of outstanding Company Stock Options shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of the Company or any Company Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date of this Agreement, (i) there are no shares of capital stock of the Company authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any Company Subsidiary, obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares or any of the Capital Stock of the Company or any Company Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any the Company Subsidiary or any other entity. Schedule 6.3 sets forth a complete list of each Company Stock Option, warrant or other right (other than the conversion rights of the Company Preferred Stock) to acquire Company Common Stock or any security convertible into or exchangeable or exercisable for any such warrants or other right outstanding as of the date of this Agreement, including the name of the optionee, number of shares, exercise price, date of grant and vesting schedule.

          (a) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting of the Capital Stock of the Company or any of the Company Subsidiaries.

          (b) No Indebtedness of the Company or any Company Subsidiary contains any restriction upon (i) the prepayment of any Indebtedness of the Company or any Company Subsidiary, (ii) the incurrence of Indebtedness by the Company or any Company Subsidiary or (iii) the ability of the Company or any Company Subsidiary to grant any lien on the properties or assets of the Company or any Company Subsidiary.

     6.4  Authorization; Validity of Agreement; The Company Action.

     The Company has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party, and the consummation by it of the Transactions have been duly authorized by the Company Board of Directors and by written consent of holders of the Company Capital Stock representing the Required Shareholder Approval (as defined in
Section 6.6) and no other corporate action on the part of the Company or any of its shareholders is necessary to authorize the execution and delivery by the Company of this Agreement and the Related Agreements to which it is a party or the consummation by the Company of the Transactions. This Agreement and the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery thereof by the other parties thereto, this Agreement and the Related Agreements to which the Company is a party are valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

     6.5  Board Approvals Regarding Transactions.

     The Company's Board of Directors, at a meeting duly called and held, has
(i) unanimously determined that each of this Agreement, the Related Agreements to which it is a party, and the Merger are fair to and in the best interests of the shareholders of the Company and (ii) approved the Transactions, and none of the aforesaid actions by the Company's Board of Directors has been amended, rescinded or modified. The action taken by the Company's Board of Directors constitutes approval of the Merger Agreement, the Related Agreements to which the Company is a party, the Merger, and the other Transactions by the Company's Board of Directors under California Law.

     6.6  Vote Required.

     The affirmative vote of shareholders of the Company required to approve this Agreement and the Merger in accordance with California Law and the Company Articles consists of the approval of the holders of a majority of the outstanding shares of Company Capital Stock, voting together as a single class on an as-converted basis, the holders of a majority of the outstanding shares of Company Common Stock, voting as a separate class, the holders of a majority of the outstanding shares of each of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, each voting as a separate series, and the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis ("the Required Shareholder Approval").

     6.7  Consents and Approvals; No Violations.

     Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Advisers Act, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or Blue Sky laws, Delaware Law and California Law, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Articles of Incorporation, the Bylaws or similar organizational documents of the Company or any the Company Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under any of the terms, conditions or provisions of any of the Company Agreements, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any Company Subsidiary, any to which the Company or any

Company Subsidiary is a party or by which any of the assets of any of them is bound, excluding from the foregoing clauses (ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole. There are no third party consents or approvals required to be obtained under any of the Company Agreements prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained would not, individually or in the aggregate, have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole.

     6.8  Governmental Documents and Financial Statements.

     The Company and each Company Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to Parent, true and complete copies of, the Governmental Documents of the Company and each Company Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of the Company and each Company Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and
(b) complied in all material respects with the requirements of applicable law. The Company has previously delivered to Parent copies of the audited consolidated balance sheet of the Company and the Company Subsidiaries as of the fiscal year ended September 30, 1999, and the related audited statements of income, changes in shareholders' equity and cash flows for the fiscal year ended September 30, 1999, together with the related notes thereto, accompanied by the audit report of the independent public accountants with respect thereto, and the unaudited balance sheets of each of them as of March 31, 2000 and the related unaudited statements of income, changes in shareholders' equity and cash flows for the period then ended (collectively, the balance sheets and the statements above being referred to as "the Company Financial Statements" and the March 31, 2000 balance sheet as "the Company Balance Sheet"). The audited balance sheets of the Company as of September 30, 1999 (including the related notes) fairly present in accordance with GAAP the consolidated financial position of the Company and the Company Subsidiaries as of the dates thereof, and the other Company Financial Statements fairly present in accordance with GAAP (subject, in the case of the unaudited statements, to adjustments normal in nature and amount and the addition of footnotes) the consolidated results of the operations, cash flows and changes in shareholders' equity of the Company and the Company Subsidiaries for the respective fiscal periods therein set forth; and such balance sheets and statements (including the related notes, where applicable) have been prepared in accordance with GAAP consistently applied throughout the periods involved except as noted therein.

     6.9  Compliance with Applicable Law.

          (a) The Company and each Company Subsidiary is duly registered with the SEC as a broker-dealer.

          (b) The Company and each Company Subsidiary and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, the "Company Permits") necessary for the lawful ownership and use of the respective properties and assets of the Company, the Company Subsidiaries and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any, applicable law relating to any of them or any of their respective assets, properties or operations, and the Company does not know of any violations of any of the above and has not received notice asserting any such violation. To the Company's knowledge, all such Company Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

          (c) Except for normal examinations conducted by any Governmental Entity in the regular course of the business of the Company and the Company Subsidiaries, no Governmental Entity has at any time initiated or, to the Company's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or equity holders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of the Company, the Company Subsidiaries.

          (d) The Company and each of the Company Subsidiaries has at all times since December 31, 1996 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, prospectuses or other offering materials, board of director or trustee directives and applicable law.

          (e) Each of the Company and the Company Subsidiaries has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

          (f) As of their respective dates, the Governmental Documents of the Company and the Company Subsidiaries complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. The Company has previously delivered or made available to the Parent a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since April 9, 1999 and prior to the date hereof and shall deliver or by notice make available to the Parent at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

            (g) Neither the Company nor any Company Subsidiary has any Pooled Products.

     6.10   Books and Records.

     Each of the Company and the Company Subsidiaries has at all times since formation maintained Records which accurately reflect its material transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

     6.11   Ineligible Persons.

     None of the Company or any Company Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

     6.12   No Undisclosed Liabilities.

     Except for liabilities and obligations (a) disclosed in the Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date or (c) incurred in accordance with the terms of this Agreement or with the prior written consent of Parent, neither the Company nor any Company Subsidiary has, to the best of the Company's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, material adverse effect on the Company and the Company Subsidiaries, taken as a whole. The reserves reflected in the Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

     6.13   Interim Operations.

     Since the Company Balance Sheet Date, the business of the Company and each Company Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the Company Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of the Company and the Company Subsidiaries, taken as a whole. Since the Company Balance Sheet Date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). The Company is not aware of any circumstances which may cause it or any of the Company Subsidiaries to suffer any material adverse change in the business or operations of the Company and the Company Subsidiaries, taken as a whole.

     6.14      Absence of Certain Changes.

     Since the Balance Sheet Date, except as contemplated by this Agreement or the Related Agreements, neither the Company nor any Company Subsidiary has:

               (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

               (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except in the ordinary course of business, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

               (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and of liabilities and obligations reflected or reserved against in the Company Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date;

               (d) permitted or allowed any of its property or assets (real, personal or mixed, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, other than in the ordinary course of its business and except for liens for current taxes not yet due;

               (e) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

               (f) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of Parent any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

               (g) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business;

               (h) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

               (i) made any change in any method of accounting or accounting practice; or

          (j) agreed, whether in writing or otherwise, to take any action described in this section.

     6.15 Technology and Intellectual Property.

          (a) The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by the Company and the Company Subsidiaries in their businesses (collectively, the "Technology Systems") are adequate for the operation of the business of the Company and the Company Subsidiaries as currently operated. The Company owns or has the right to use all components of the Company Technology Systems that are reasonably necessary to the normal operations of the business of the Company as currently conducted by it. The Company has good title to all the Company Technology Systems owned by it. There has not been any material malfunction with respect to any of the Company Technology Systems since December 31, 1998 that has not been remedied or replaced in all material respects, in each case without material disruption to the businesses of the Company and the Company Subsidiaries. The completion of the Transactions shall not materially alter or impair the right of the Company and the Company Subsidiaries to use each of the components of the Company Technology Systems. No database included in the Intellectual Property of the Company and the Company Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects the Company's and the Company Subsidiaries' interest in and to such database.

          (b) The conduct of the business of the Company and its Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to the Company's knowledge, threatened in writing, and the Company has not received any notice of any claim or suit (i) alleging that the Company's or any Company Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by the Company or any Company Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to the Company's knowledge, infringing upon any Intellectual Property owned or controlled by the Company or any the Company Subsidiary, and no such claims have been made by the Company or any the Company Subsidiary.

     6.16 Legal Proceedings.

     Neither the Company nor any Company Subsidiary nor, to the Company's knowledge, the directors, officers or employees of the Company or any Company Subsidiary is a party to any, and there are no, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to the Company's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of the Company or any Company Subsidiary or any Company Pooled Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of the Company, any Company Subsidiary or any Company Pooled Product, in each case, that would have a material adverse effect on the Company's assets, financial condition, business or operations if such proceeding, claim, action or investigation is determined adversely to the Company, any Company Subsidiary or any Company Pooled Product business or properties.

     6.17 Employee Benefit Plans.

          (a) Schedule 6.17 contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or by any ERISA Affiliate of the Company, or to which the Company or an ERISA Affiliate of the Company is party, whether written or oral, for the benefit of any director, former director, employee or former employee of the Company or any Company Subsidiary. None of the Company, any Company Subsidiary or any ERISA Affiliate of the Company has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Company Subsidiary.

          (b) The Company has heretofore delivered to Parent true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code.

          (c)  No Plan is a Title IV Plan.

          (d) Neither the Company, any Company Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which the Company, any Company Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

          (e) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (f) Each Plan within the meaning of Section 3(2) of ERISA intended to be "qualified" within the meaning of Section 401(a) of the Code are so qualified, and the trusts maintained thereunder are exempt from taxation under
Section 501(a) of the Code. Each Plan intended to satisfy the requirements of
Section 501(c)(9) has satisfied such requirements.

          (g) No Plan provides medical, surgical or hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Company Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any life insurance plan or "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (h) No amounts payable under the Plans shall fail to be deductible by Parent or the Surviving Corporation for federal income tax purposes by virtue of
Section 280G of the Code.

          (i) The consummation of the Transactions shall not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate of the Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting other than as a result of partial or full termination of a tax qualified plan by the Surviving Corporation after the Effective Time, or increase the amount of compensation due any such employee or officer.

          (j) There are no pending, or, to the knowledge of the Company, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     6.18 Tax Matters; Government Benefits.

          (a) The Company and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file shall not have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and all the Company Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any Company Subsidiary has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any the Company Subsidiary file Tax Returns, that the Company or any such Company Subsidiary is or may be subject to taxation by that jurisdiction.

          (b) The federal income Tax Returns of the Company and the Company Subsidiaries have not been examined by the Internal Revenue Service. Neither the Company nor any Company Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (c) No federal, state, local or foreign audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are pending with regard to any Taxes or Tax Returns of the Company or of any Company Subsidiary. No written notification has been received by the Company or by any Company Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any Company Subsidiary or any Tax Return filed by or with respect to the Company or any Company Subsidiary. To the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company, or any Company Subsidiary either claimed or raised by any taxing authority in writing.

          (d) Neither the Company nor any Company Subsidiary is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of
Section 280G of the Code.

          (e) Neither the Company nor any Company Subsidiary has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any the Company Subsidiary.

          (f) No taxing authority is asserting or threatening to assert a claim against the Company or any the Company Subsidiary under or as a result of
Section 482 of the Code or any similar provision of state, local or foreign law.

          (g) Neither the Company nor any Company Subsidiary is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in the Company's Financial Statements which could result in a material liability.

          (h) None of the Company or any Company Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is the Company), or has any liability for Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

     6.19 Labor and Employment Matters.

          (a) Neither the Company nor any Company Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of the Company or any Company Subsidiary, neither the Company nor any Company Subsidiary shall be liable to any such employee under any agreement in effect at the Closing (other than any agreement that will be superseded by an agreement entered into between Parent and such employee at or prior to the Effective Time) for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

          (b) Since its inception, the Company has not had any claim made against it or any Company Subsidiary by any Person before any Governmental Entity in respect of employment with the Company for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

     6.20 Contracts and Commitments.

          (a) Schedule 6.20 sets forth a list of all agreements, contracts or commitments which are material to the Company and its Company Subsidiaries' business or operations.

          (b) Neither the Company nor any Company Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

     6.21 Insurance.

     The Company maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, fidelity and other insurance policies described on Schedule 6.21, which insurance is, in the reasonable opinion of the Company, sufficient for the operation of the businesses operated by the Company and the Company Subsidiaries.

     6.22 Personnel.

     Schedule 6.22 sets forth a true and complete list of: the names and current salaries of all directors and elected and appointed officers of each of the Company and the Company Subsidiaries, the number of shares owned beneficially or of record, or both, by each such person and the family relationships, if any, among such persons; and, in response to Section 6.17, all group insurance programs in effect for employees of each of the Company and the Company Subsidiaries. The Company has made available to Parent true and accurate information relating to the wage rates for non-salaried and non-executive salaried employees of each of the Company and the Company Subsidiaries and all labor union contracts.

     6.23 Insider Interests.

     No officer or director of the Company or any Company Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of the Company or any Company Subsidiary.

     6.24 Brokers or Finders.

     No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions.

     6.25 Information Supplied.

     None of the information supplied by the Company for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, to make the statements therein not misleading.

                   Representations and Warranties of Parent

     Except as set forth in the Disclosure Schedule prepared and signed by Parent and delivered to the Company prior to the execution hereof (provided that the listing of an item in one section of the Disclosure Schedule shall be deemed to be a listing in another section of such Disclosure Schedule and apply to any other representation and warranty of such party in this Agreement but only to the extent that it is reasonably apparent from a reading of such disclosure item), Parent represents and warrants to the Company that all of the statements contained in this Article VII are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date).

     7.1  Organization; Qualification.

     Parent (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and
(iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if Parent is not so licensed or qualified in any such jurisdiction, it can become so qualified in such jurisdiction without any material adverse effect (including assessment of state taxes for prior years) upon its business and properties. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of Parent, as presently in effect.

     7.2  Subsidiaries and Affiliates.

     Other than the Parent Subsidiaries, Parent does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any business other than securities constituting less than five percent (5%)of the outstanding equity of the issuing entity. All the outstanding capital stock of each Parent Subsidiary is owned directly or indirectly by Parent free and clear of all liens, options or encumbrances of any kind and all material claims or charges of any kind, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale or transfer of any capital stock or other equity securities of any such Parent Subsidiary to any person except Parent or another Parent Subsidiary. Each Parent Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation; (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own, lease or operate the properties and assets it now owns, leases or operates; and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in every jurisdiction in which ownership of property or the conduct of its business requires such licensing or qualification or, if a Parent Subsidiary is not so licensed or qualified in any such jurisdiction, it can become so licensed or qualified in such jurisdiction without any material adverse effect upon its business and properties. Parent has heretofore delivered to the Company complete and correct copies of the Certificate of Incorporation and Bylaws of each Parent Subsidiary, as presently in effect.

     7.3  Capitalization.

          (a) The authorized capital stock of Parent consists of 500,000,000 shares of Parent Common Stock, 75,000,000 shares of Class B Common Stock, par value. $.01 per share ("Class B Shares"), 159,000,000 shares of Class C Common Stock, par value $.01 per share ("Class C Shares") and 30,000,000 shares of preferred stock, par value $.001 per share. As of the date of this Agreement,
(i) 78,408,001 shares of Parent Common Stock, 11,666,666 Class B Shares and no Class C Shares are issued and outstanding, (ii) no Parent Shares, no Class B Shares and no Class C Shares are held in the treasury of Parent, (iii) 30,000,000 shares of preferred stock are designated as Series A Junior Participating Preferred Stock, none of which are issued and outstanding, and
(iv) 18,145,018 shares of Parent Common Stock are reserved for issuance upon exercise of Parent Stock Options. All the outstanding shares of Parent's capital stock are, and all Parent Shares which may be issued pursuant to the exercise of outstanding Parent Stock Options shall be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. There is no Voting Debt of Parent or any Parent Subsidiary issued and outstanding. Except as set forth above and except for the Transactions, as of the date of this Agreement, (i) there are no shares of capital stock of Parent authorized, issued or outstanding; (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of Parent or any Parent Subsidiary, obligating Parent or any Parent Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, Parent or any Parent Subsidiary or securities convertible into or exchange-able for such shares or equity interests, or obligating Parent or any Parent Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) there are no outstanding contractual obligations of Parent or any Parent Subsidiary to repurchase, redeem or otherwise acquire any shares of the capital stock of Parent or any Parent Subsidiary or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Parent Subsidiary or any other entity.

          (b) There are no voting trusts or other agreements or understandings to which Parent or any Parent Subsidiary is a party with respect to the voting of the capital stock of Parent or any of the Parent Subsidiaries.

     7.4  Authorization; Validity of Agreement; Parent Action.

     Each of Parent and Merger Sub has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party, and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the Related Agreements to which it is a party and the consummation by it of the Transactions have been duly authorized by its respective Board of Directors and by written consent of the sole stockholder of Merger

Sub, and except for obtaining the approval of Parent's stockholders as contemplated by Section 9.2(b), no other corporate action on its part is necessary to authorize its execution and delivery of this Agreement or the Related Agreements to which it is a party or the consummation by it of the Transactions. This Agreement has been duly executed and delivered by each of Parent and Merger Sub, and the Related Agreements to which Parent and/or Merger Sub are parties have been duly executed and delivered by Parent and/or Merger sub, as applicable, and, assuming due and valid authorization, execution and delivery thereof by the other parties hereto and thereto, this Agreement and such Related Agreements are a valid and binding obligations of Parent and/or Merger Sub, as applicable, enforceable against Parent and/or Merger Sub, as applicable, in accordance with their terms.

     7.5  Board Approvals Regarding Transactions.

     Each of Parent's and Merger Sub's Board of Directors, at a meeting duly called and held, has (i) unanimously determined that each of this Agreement and the Merger and the Transactions are fair to and in the best interests of the shareholders of Parent and (ii) approved the Transactions, and none of the aforesaid actions by its Board of Directors has been amended, rescinded or modified. The action taken by each of Parent's and Merger Subs' Board of Directors constitutes approval of the Merger, the Related Agreements to which Parent and/or Merger Sub are parties and the Transactions by Parent's and Merger Sub's Boards of Directors under Delaware Law. In addition, Parent has approved the Merger Agreement as the sole stockholder of Merger Sub.

     7.6  Vote Required.

     Except for the requirement of the affirmative vote of the holders of a majority of the shares of Parent Common Stock voting thereon under the shareholder voting policy of the NASD (the "Parent Required Stockholder Consent"), no action by the holders of any class or series of Parent's capital stock is necessary to approve the Merger or any of the other Transactions.

     7.7  Consents and Approvals; No Violations.

     Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the rules and regulations of the NASD, the HSR Act, state securities or Blue Sky laws and California Law and Delaware Law, none of the execution, delivery or performance of this Agreement by each of Parent and Merger Sub, the consummation by each of Parent and Merger Sub of the Transactions or compliance by each of Parent and Merger Sub with any of the provisions hereof shall (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the Bylaws or similar organizational documents of Parent or any Parent Subsidiary, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or the passage of time or both) any default (or give rise to any right of termination or amendment or result in the creation of a lien on the properties or assets of Parent or any Parent Subsidiary) under any of the terms, conditions or provisions of any Parent Agreement, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any Parent Subsidiary, any to which Parent or any Parent Subsidiary is a party or by which any of the assets of any of them is bound, excluding from the foregoing clauses, (ii), (iii) and (iv) such violations, breaches or defaults (or rights or liens) which would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole or on the ability of Parent to perform its obligations under this Agreement, the Related Agreements or the ability of Parent to consummate the Merger and the other Transactions. There are no third party consents or approvals required to be obtained under any Parent Agreement prior to the consummation of the Transactions, except for such consents and approvals the failure of which to be obtained, would not, individually or in the aggregate, have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole.

     7.8  Governmental Documents and Financial Statements.

     Parent and each Parent Subsidiary has filed with the appropriate Governmental Entity, and has heretofore made available to the Company, true and complete copies of, the Governmental Documents of Parent and each Parent Subsidiary. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date hereof, the Governmental Documents of Parent and each Parent Subsidiary, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and
(b) complied in all material respects with the requirements of applicable law. Parent's audited consolidated balance sheet as of December 31, 1999 (the "Parent Balance Sheet"), and the related audited consolidated statements of income, changes in stockholders' equity and cash flows for the year ended December 31, 1999 and the related notes (the Parent Balance Sheet and such other statements and notes, the "Financial Statements") have been prepared from, and are in accordance with, the books and records of Parent and the Parent Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the period involved (except as may be stated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) and changes in stockholders' equity of Parent and its consolidated Subsidiaries (subject, in the case of the unaudited statements, to recurring adjustments normal in nature and amount and the addition of footnotes) as of the times and for the periods referred to therein.

     7.9  Compliance with Applicable Law.

          (a) Parent and each Parent Subsidiary is, if so required by the nature of its business or assets, duly registered with the SEC as a broker-dealer and to be duly registered with the SEC as an investment adviser or with the Commodity Futures Trading Commission as a commodity pool operator or commodity trading adviser.

          (b) Parent, each Parent Subsidiary, each Parent Pooled Product and each employee of each of them holds, and has at all pertinent times held, all material licenses, franchises, permits, qualifications and authorizations (collectively, "Parent Permits") necessary for the lawful ownership and use of the respective properties and assets of Parent, the Parent Subsidiaries and the Parent Pooled Products and the conduct of their respective businesses under and pursuant to every, and have complied with each, and are not in default in any material respect under any applicable law relating to any of them or any of their respective assets, properties or operations, and Parent does not know of any violations of any of the above and has not received notice asserting any such violation. To Parent's knowledge, all such Parent Permits are valid and in good standing and are not subject to any proceeding for the suspension, modification or revocation thereof.

          (c) Except for normal examinations conducted by any Governmental Entity in the regular course of the business of Parent, the Parent Subsidiaries and the Parent Pooled Products, no Governmental Entity has at any time initiated or, to Parent's knowledge, threatened any proceeding or investigation into the business or operations of any of them or any of their officers, directors or employees or (other than Parent Pooled Products) equityholders in their capacity as such. There is no unresolved violation, criticism, or exception by any Governmental Entity with respect to any examination of Parent, the Parent Subsidiaries or the Parent Pooled Products.

          (d) Parent and each of the Parent Subsidiaries has at all times since December 31, 1996 or its date of formation, whichever is later, rendered investment advisory services to investment advisory clients, including Parent Pooled Products, with whom such entity is or was a party to an investment advisory agreement or similar arrangement in material compliance with all applicable requirements as to portfolio composition and portfolio management including, but not limited to, the terms of such investment advisory agreements, written instructions from such investment advisory clients, the organizational documents of such investment advisory clients that are Parent Pooled Products, prospectuses or other offering materials, board of director or trustee directives and applicable law.

          (e) Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has timely filed all reports, registration statements and other documents, together with any amendments required to be made with respect thereto, that it was required to file with any Governmental Entity, in a form which was accurate in all material respects and has paid all fees and assessments due and payable in connection therewith.

          (f) As of their respective dates, the Governmental Documents of Parent, the Parent Subsidiaries and the Parent Pooled Products complied in all material respects with the requirements of the Securities Laws applicable to such Governmental Documents. Parent has previously delivered or made available to the Company a complete copy of each Governmental Document filed by any of the foregoing entities or any of their employees since December 31, 1998 and prior to the date hereof and shall deliver or by notice make available to the Company at the same time as the filing thereof a complete copy of each Governmental Document filed after the date hereof and prior to the Closing Date by or on behalf of any of them.

          (g) Since inception, each Parent Pooled Product has been excluded from the definition of an investment company under the Investment Company Act by virtue of Section 3(c)(1) or Section 3(c)(7) thereof.

     7.10 Books and Records.

     Each of Parent, the Parent Subsidiaries and the Parent Pooled Products has at all times since formation maintained records which accurately reflect all its material transactions in reasonable detail, and have at all times maintained accounting controls, policies and procedures reasonably designed to provide that such transactions are executed in accordance with its management's general or specific authorization, as applicable, and recorded in a manner which permits the preparation of financial statements in accordance with GAAP and applicable regulatory accounting requirements and other account and financial data, and the documentation pertaining thereto is retained, protected and duplicated in accordance with applicable regulatory requirements.

     7.11 Ineligible Persons.

     None of Parent or any Parent Subsidiary, or any "associated person" (as defined in the Advisers Act or the Exchange Act) of any thereof, is ineligible pursuant to Section 203 of the Advisers Act or Section 15(b) of the Exchange Act to serve as a registered investment adviser or broker-dealer or as an associated person of a registered investment adviser or broker-dealer.

     7.12 No Undisclosed Liabilities.

     Except for liabilities and obligations (a) disclosed in the Parent Financial Statements, (b) incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet (the "Parent Balance Sheet Date") or (c) incurred in accordance with the terms of this Agreement or with the prior written consent of the Company, neither Parent nor any Parent Subsidiary has, to the best of Parent's knowledge, any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole. The reserves reflected in the Parent Financial Statements are adequate, appropriate and reasonable and have been calculated in a consistent manner.

     7.13 Interim Operations.

     Since the Parent Balance Sheet Date, the business of Parent and each Parent Subsidiary has been conducted only in the ordinary and usual course consistent with past practice. Since the Parent Balance Sheet Date, there have not been any material adverse changes in the financial condition, assets or results of operations of Parent and the Parent Subsidiaries, taken as a whole. Since the Parent Balance Sheet Date such assets have not been affected in any way as a result of flood, fire, explosion or other casualty (whether or not covered by insurance). Parent is not aware of any circumstances which may cause it or any of the Parent Subsidiaries to suffer any material adverse change in the business or operations of Parent and the Parent Subsidiaries taken as a whole.

     7.14 Absence of Certain Changes.

     Since the Parent Balance Sheet Date, except as contemplated by this Agreement, neither Parent nor any Parent Subsidiary has:

          (a) suffered any material adverse change in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business or operations;

          (b) incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except in the ordinary course of business, or increased, or experienced any change in any assumptions underlying or methods of calculating, any bad debt, contingency or other reserves;

          (c) paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business of liabilities and obligations reflected or reserved against in the Parent Balance Sheet or incurred in the ordinary course of business and consistent with past practice since the date of the Parent Balance Sheet;

          (d) sold, transferred, or otherwise disposed of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business;

          (e) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any person other than representatives of the Company any trade secret, formula, process, know-how or other Intellectual Property not theretofore a matter of public knowledge;

          (f) granted any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer or employee, except in the ordinary course of business;

          (g) declared, paid or set aside for payment any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Parent or any Parent Subsidiary;

          (h) made any change in any method of accounting or accounting practice; or

          (i) agreed, whether in writing or otherwise, to take any action described in this section.

     7.15 Technology and Intellectual Property.

          (a) The electronic data processing, information, record keeping, communications, telecommunications, portfolio trading and computer systems and Intellectual Property (including Software) which are used by Parent and the Parent Subsidiaries in their businesses (collectively, the "Parent Technology Systems") are adequate for the operation of the business of Parent and the Parent Subsidiaries as currently operated. Parent owns or has the right to use all components of the Parent Technology Systems that are reasonably necessary to the normal operations of the business of Parent as currently conducted by it. Parent has good title to all Parent Technology Systems owned by it. There has not been any material malfunction with respect to any of the Parent Technology Systems since December 31, 1998 that has not been remedied or replaced in all material respects, in each case without material disruption to the businesses of Parent and the Parent Subsidiaries. The completion of the Transactions shall not materially alter or impair the right of Parent and the Parent Subsidiaries to use each of the components of the Parent Technology Systems. No database included in the Intellectual Property of Parent and the Parent Subsidiaries has been disclosed or authorized to be disclosed to any third-party other than pursuant to a confidentiality or non-disclosure agreement that reasonably protects Parent's and the Parent Subsidiaries' interest in and to such database.

          (b) The conduct of the business of Parent and the Parent Subsidiaries does not infringe upon any intellectual property right owned or controlled by any third-party. There are no claims, proceedings or actions pending or, to Parent's knowledge, threatened in writing, and Parent has not received any notice of any claim or suit (i) alleging that Parent's or any Parent Subsidiary's activities infringes upon or constitutes the unauthorized use of the proprietary rights of any third-party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, nor is there a valid basis for any such claim or suit. No third-party is, to Parent's knowledge, infringing upon any Intellectual Property owned or controlled by Parent or any Parent Subsidiary, and no such claims have been made by Parent or any Parent Subsidiary.

     7.16 Legal Proceedings.

     Neither Parent, any Parent Subsidiary, any Pooled Product, or the directors, officers or employees of Parent or any Parent Subsidiary is a party to any, and there are no, legal, administrative, arbitration or other proceedings, claims, actions or governmental or regulatory investigations of any nature pending or, to Parent's knowledge, threatened in writing against any of them or any of their respective properties or assets relating to the business of Parent or any Parent Subsidiary or any Parent Pooled

Product, or that challenges any of the Transactions, and there is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon any of them or any of their respective properties, assets, directors, officers or employees relating to the business of Parent, any Parent Subsidiary or any Parent Pooled Product, in each case, that would have a material adverse effect on Parent's assets, financial condition, business or operations if such proceeding, claim, action or investigation, is determined adversely to Parent, any Parent Subsidiary or any Parent Pooled Product.

     7.17 Employee Benefit Plans.

          (a) Schedule 7.17 contains a true and complete list of each deferred compensation and each incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or by any ERISA Affiliate of Parent, or to which Parent or an ERISA Affiliate of Parent is party, whether written or oral, for the benefit of any director, former director, employee or former employee of Parent or any Parent Subsidiary. None of Parent, any Parent Subsidiary or any ERISA Affiliate of Parent has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of Parent or any Parent Subsidiary.
Schedule 7.17 indicates each Plan that is Title IV Plan.

          (b) Parent has heretofore delivered to the Company true and complete copies of each Plan and any amendments thereto (or if a Plan is not a written Plan, a description thereof), any related trust or other funding vehicle, any reports or summaries required under ERISA or the Code and the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under Section 401 of the Code (including but not limited to the forms 5500 and related reports for the two most recently completed plan years).

          (c) No liability under Title IV or Section 302 of ERISA has been incurred by Parent or any ERISA Affiliate of Parent that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any ERISA Affiliate of Parent of incurring any such liability, other than liability for premiums due the PBGC (which premiums have been paid when due). Insofar as the representation made in this Section 3.16(c) applies to Sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which Parent or any ERISA Affiliate of Parent made, or was required to make, contributions during the five (5) year period ending on the last day of the most recent plan year ended prior to the Closing Date.

          (d) The PBGC has not instituted proceedings to terminate any Title IV Plan and no condition exists that presents a material risk that such proceedings shall be instituted.

          (e) With respect to each Title IV Plan, the present value of accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan did not exceed, as of its latest valuation date, then current value of the assets of such plan allocable to such accrued benefits.

          (f) No Title IV Plan or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each Title IV Plan ended prior to the Closing Date. All contributions required to be made with respect to any Plan on or prior to the Closing Date have been timely made.

          (g) No Title IV Plan is a "multi-employer pension plan," as defined in Section 3(37) of ERISA, nor is any Title IV Plan a plan described in Section 4063(a) of ERISA. Neither Parent nor any ERISA Affiliate of Parent has made or suffered a "complete withdrawal" or a "partial withdrawal," as such terms are respectively defined in Sections 4203 and 4205 of ERISA (or any liability resulting therefrom has been satisfied in full).

          (h) Neither Parent, any Parent Subsidiary, any Plan or any trust created thereunder, nor any trustee or administrator of any thereof, has engaged in a transaction in connection with which Parent, any Parent Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code.

          (i) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

          (j)  Each Plan intended to be "qualified" within the meaning of
Section 401(a) of the Code is so qualified, and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Each Plan intended to satisfy the requirements of Section 501(c)(9) has satisfied such requirements.

          (k) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of Parent or any Parent Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary).

          (l) No amounts payable under the Plans shall fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (m) The consummation of the Transactions shall not, either alone or in combination with another event, (i) entitle any current or former employee or officer of Parent or any ERISA Affiliate of Parent to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer.

          (n) There are no pending or, to the knowledge of Parent, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     7.18 Tax Matters; Government Benefits.

          (a) Parent and each of its Subsidiaries have duly filed all Tax Returns that are required to be filed excluding only such Tax Returns as to which any failure to file shall not have a material adverse effect on Parent and the Parent Subsidiaries, taken as a whole, and have duly paid or caused to be duly paid in full or made provision in accordance with GAAP (or there has been paid or provision has been made on their behalf) for the payment of all Taxes (as hereinafter defined) for all periods or portions thereof ending through the date hereof. All such Tax Returns are correct, complete and accurately reflect all liability for Taxes for the periods covered thereby, except to the extent that any such failure to file or any inaccuracies in any filed Tax Return would not, individually or in the aggregate, have a material adverse affect on Parent. All Taxes owed and due by Parent and all Parent Subsidiaries relating to operations on or prior to the Balance Sheet Date (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Financial Statements. Since the Balance Sheet Date, Parent has not incurred liability for any Taxes other than in the ordinary course of business. Neither Parent nor any Parent Subsidiary has received notice of any claim made by an authority in a jurisdiction where neither Parent nor any Parent Subsidiary file Tax Returns, that Parent or any such Parent Subsidiary is or may be subject to taxation by that jurisdiction.

          (b) Neither Parent nor any Parent Subsidiary has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (c) No federal, state, local or foreign audits, examinations or other administrative proceedings have ever been commenced or, to Parent's knowledge, are pending with regard to any Taxes or Tax Returns of Parent or of any Parent Subsidiary. No notification has been received by Parent or by any Parent Subsidiary that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to Parent or any Parent Subsidiary or any Tax Return filed by or with respect to Parent or any Parent Subsidiary. To Parent's knowledge, there is no dispute or claim concerning any Tax liability of Parent, or any Parent Subsidiary either claimed or raised by any taxing authority in writing.

          (d) Neither Parent nor any of the Parent Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in a payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (e) Neither Parent nor any of the Parent Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any Parent Subsidiary.

          (f) No taxing authority is asserting or threatening to assert a claim against Parent or any Parent Subsidiary under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

          (g) Neither Parent nor any of its Subsidiaries is a party to any tax sharing, tax indemnity or other agreement or arrangement with any entity not included in Parent's consolidated financial statements most recently filed by Parent with the SEC which could result in a material liability.

          (h) Parent has no reason to believe that any conditions exist that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

          (i) None of Parent or any Parent Subsidiary has been a member of any affiliated group within the meaning of Section 1504(a) of the Code, or any similar affiliated or consolidated group for tax purposes under state, local or foreign law (other than a group the common parent of which is Parent), or has any liability for Taxes of any person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign law as a transferee or successor, by contract or otherwise.

     7.19 Labor and Employment Matters.

          (a) Neither Parent nor any Parent Subsidiary is delinquent in any material respect in payments to any of its current or former officers, directors, employees, consultants, or agents for any wages, salaries, commissions, bonuses, benefits, expenses or other compensation for any services performed by them or amounts required to be reimbursed to them; and in the event of termination of the employment of any employee of Parent or any Parent Subsidiaries, neither Parent nor any Parent Subsidiary shall be liable to any such employee under any agreement in effect at the Closing for so-called "severance pay," incentive pay, liquidated damages or any other payments or benefits, including, without limitation, post-employment health care, pension or insurance benefits.

          (b) Since December 31, 1996, Parent has not had any claim made against it or any Parent Subsidiary by any Person before any Governmental Entity in respect of employment with Parent for discrimination or harassment on account of sex, race and other characteristic protected by law and there are no pending or threatened proceedings in relation thereto.

     7.20 Contracts and Commitments.

          (a) Schedule 7.20 sets forth a complete list of all agreements, contracts or commitments which are material to Parent or its Parent Subsidiaries' business or operations.

          (b) Neither Parent nor any Parent Subsidiary is in default, nor is there any known basis for any valid claim of default, under any contract made or obligation owed by it which are material to its business or operations.

     7.21 Insurance.

     Parent maintains with reputable insurers the worker's compensation, comprehensive property and casualty, liability, errors and omissions, fidelity and other insurance policies described on Schedule 7.21 hereto, which insurance is sufficient for the operation of the businesses operated by Parent and the Parent Subsidiaries.

     7.22 Insider Interests.

     No officer or director of Parent or any Parent Subsidiary has any material interest in any property, real or personal, tangible or intangible, including without limitation, office space, fixtures, equipment, inventions, patents, trademarks or trade names, used in or pertaining to the business of Parent or any Parent Subsidiary.

     7.23 Brokers or Finders.

     No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled to any brokers or finders fee or any other commission or similar fee in connection with any of the Transactions except for Goldman Sachs & Co., the fees and expenses of which will be paid by Parent.

     7.24 Information Supplied.

     None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the S-4 Registration Statement will, at the time the S-4 Registration Statement is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary, to make the statements therein not misleading.

                                   Covenants

     8.1  Interim Operations of the Company.

     The Company covenants and agrees that prior to the Effective Date, except
(i) as expressly contemplated by this Agreement or the Related Agreements, (ii) as set forth in Section 8.1 of the Disclosure Schedule, or (iii) as agreed in writing by Parent after the date of this Agreement:

          (a) the business of the Company and the Company Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as previously conducted, and each of the Company and the Company Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

          (b) neither the Company nor any Company Subsidiary shall: (i) amend its Articles of Incorporation or Bylaws or similar organizational documents,
(ii) issue, sell, transfer, pledge, dispose of or encumber any shares of any class or series of its capital stock or Voting Debt, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of any class or series of its capital stock or any Voting Debt, other than Shares reserved for issuance on the date of this Agreement pursuant to the exercise of Company Stock Options outstanding on the date hereof or the conversion of Company Preferred Stock outstanding on the date hereof, (iii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock except in connection with the conversion of Company Preferred Stock outstanding on the date hereof; (iv) split, combine or reclassify any shares of any class or series of its stock; or (v) redeem, purchase or otherwise acquire directly or indirectly any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares except in connection with the conversion of Company Preferred Stock outstanding on the date hereof;

          (c) neither the Company nor any Company Subsidiary shall: (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

          (d) neither the Company nor any Company Subsidiary shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) modify the terms of any indebtedness or other liability, other than modifications of short term debt in the ordinary and usual course of business and consistent with past practice; (iii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iv) make any loans, advances or capital contributions to, or investments in, any other person (other than to or in wholly owned Subsidiaries of the Company) except in the ordinary course of business and consistent with past practice; or (v) enter into any material commitment or transaction (including, but not limited to, any capital expenditure or purchase, sale or lease of assets or real estate) except in the ordinary course of business;

          (e) neither the Company nor any Company Subsidiary shall transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any assets other than in the ordinary course of business and consistent with past practice;

          (f) neither the Company nor any Company Subsidiary shall make any change in the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants or to Persons providing management services (other than normal increases or decreases reflecting the performance of the Company and the Company Subsidiaries and of such Persons in the ordinary course of business consistent with past practice), or enter into or amend any employment, severance, consulting, termination or other agreement or employee benefit plan (other than an amendment required to conform such plan to changes that have occurred or may be made under applicable law, or to reflect increases or decreases referred to in the preceding parenthetical) or make any loans to any of its officers, directors, employees, Affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such Persons pursuant to an employee benefit plan or otherwise (except for loans to facilitate exercises of the Company Stock Options);

          (g) neither the Company nor any Company Subsidiary shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or Affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or Affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice or as required by an existing Plan, adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any director, officer, employee, agent or consultant, whether past or present except in the ordinary course of business consistent with past practice or as required by an existing Plan, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

          (h) neither the Company nor any Company Subsidiary shall permit any insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except policies providing coverage for losses not in excess of $200,000;

          (i) neither the Company nor any Company Subsidiary shall enter into any contract or transaction relating to the purchase of assets other than in the ordinary course of business consistent with prior practices;

          (j) neither the Company nor any Company Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of the Company and the Company Subsidiaries;

          (k) neither the Company nor any Company Subsidiary shall adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any the Company Subsidiary;

          (l) neither the Company nor any Company Subsidiary shall (i) change any of the accounting methods used by it unless required by GAAP or (ii) make any material election relating to Taxes, change any material election relating to Taxes already made, adopt any material accounting method relating to Taxes, change any material accounting method relating to Taxes unless required by GAAP, enter into any closing agreement relating to Taxes, settle any claim or assessment relating to Taxes or consent to any claim or assessment relating to Taxes or any waiver of the statute of limitations for any such claim or assessment;

          (m) neither the Company nor any Company Subsidiary shall take, or agree or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Section 9.1 not being satisfied, or would make any representation or warranty of the Company contained in this Agreement materially inaccurate in any respect at, or as of any time prior to the Effective Time, or that would materially impair the ability of the Company, Parent or Merger Sub to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

          (n) neither the Company nor any of the Company Subsidiary shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     8.2  Interim Operations of Parent.

     Parent covenants and agrees that prior to the Effective Date, except (i) as expressly contemplated by this Agreement or the Related Agreements, (ii) as set forth in Section 8.2 of the Disclosure Schedule, or (iii) as agreed in writing by the Company after the date of this Agreement:

          (a) the business of Parent and the Parent Subsidiaries shall be conducted only in the usual, regular and ordinary course and substantially in the same manner as previously conducted, and each of Parent and the Parent Subsidiaries shall use all commercially reasonable efforts to preserve its business organization intact, keep available the services of its current officers and employees and maintain its existing relations with Persons having business dealings with it, to the end that the goodwill and ongoing business of each of them shall be unimpaired at the Effective Time;

          (b) neither Parent nor any Parent Subsidiary shall declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to any shares of any class or series of its capital stock;

          (c) neither Parent nor any Parent Subsidiary shall (i) incur or modify any indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or (ii) modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

          (d) neither Parent nor any Parent Subsidiary shall pay, repurchase, discharge or satisfy any of its claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial statements (or the notes thereto) of Parent and the Parent Subsidiaries;

          (e) neither Parent nor any Parent Subsidiary shall take, or agree or commit to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Section 9.2 not being satisfied, or would make any representation or warranty of Parent contained in this Agreement materially inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of Parent, the Company, Merger Sub to consummate the Merger or materially delay consummation;

          (f) Parent shall not issue any equity securities of Parent or rights to acquire equity securities of Parent other than (i) Parent Common Stock in an underwritten or institutional secondary offering, in grants or sales to employees under Parent's stock plans in the ordinary course of business, in connection with an acquisition permitted under clause (g) below or in connection with exercises of rights to acquire Parent Common Stock outstanding on the date hereof or granted in compliance with clause (ii) of this Section 8.2(f) or (ii) rights to acquire Parent Common Stock in connection with stock option grants under Parent's stock option plans in the ordinary course of business;

          (g) Parent shall not acquire, or permit any Subsidiary to acquire, any business or assets, whether by merger, consolidation, tender offer, exchange offer, stock purchase, purchase of assets or otherwise, the aggregate assets or revenues of which would exceed ten percent (10%) of the assets or revenues, as the case may be, of Parent on a consolidated basis as of the end of the most recent fiscal quarter of Parent in the case of assets and on an annualized basis (including pro forma for the SoundView acquisition for periods prior to the closing thereof) since January 1, 2000 in the case of revenues; and

          (h) neither Parent nor any Parent Subsidiary shall enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

     8.3  Access; Confidentiality.

          Each of the Company and Parent shall afford to the officers, employees, accountants, counsel and other representatives of the other full access to all properties, books, contracts, commitments and records of itself and its subsidiaries and each of Parent and the Company shall furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Securities Laws and (b) all other information concerning its business, properties and personnel as the other may reasonably request. Unless otherwise required by law, the party receiving such information shall hold any such information which is nonpublic in confidence in accordance with the provisions of the Confidentiality Agreement to which the party is subject.

     8.4  Reasonable Best Efforts.

          (a) Prior to the Closing, subject to the terms and conditions of this Agreement, Parent, Merger Sub and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to any applicable laws) to consummate and make effective the Merger and the other Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the other Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity including notification by Parent to the NASD regarding the issuance of additional Parent Shares in the Merger, and (ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date of this Agreement that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

          (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other parties (or their respective counsel) with copies of, all filings made by the party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement, the Merger and the other Transactions. Each party shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions. If any party or Affiliate receives a request for additional information or documentary material from any such Governmental Entity with respect to any of the Transactions, then the party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other parties, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of permits (including environmental permits) are required as a result of the execution of this Agreement or consummation of any of the Transactions, the Company and Parent shall use its reasonable best efforts to effect such transfers, amendments or modifications. The Company, Parent and Merger Sub shall make, subject to the condition that the transactions contemplated herein actually occur, any undertakings (including undertakings to make divestitures, provided, in any case, that such divestitures need not themselves be effective or made until after the transactions contemplated hereby actually occur) required in order to comply with the antitrust requirements or laws of any Governmental Entity, including the HSR Act, in connection with the transactions contemplated by this Agreement.

          (c) The Company and Parent shall file as soon as practicable notifications under the HSR Act and respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

          (d) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require the Company, Parent or Merger Sub to commence any litigation against any entity in order to facilitate the consummation of any of the Transactions or to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of any of the Transactions.

     8.5  Shareholders Meeting; Proxy Statement/Registration Statement.

          (a) Parent, acting through its Board of Directors, shall, in accordance with applicable law: (i) duly call, give notice of, convene and hold a special meeting of its stockholders as promptly as practicable for the purpose of obtaining the Required Parent Stockholder Approval; and (ii) use its reasonable best efforts to obtain the Required Parent Stockholder Approval and to take all other action necessary or, in the reasonable opinion of Parent, advisable to secure any vote or consent of stockholders required under applicable law.

          (b) Parent and the Company shall promptly prepare and file with the SEC under the Act, a Registration Statement on Form S-4 or other appropriate form (the "S-4 Registration Statement") with respect to the Parent Shares to be issued in the Merger and will use their reasonable best efforts to have such S-4 Registration Statement declared effective by the SEC as promptly as practicable. Each of the Company and E*TRADE shall have the right to approve the content of the S-4 Registration Statement insofar as it relates to the Company, E*TRADE, either of their Affiliates or the Transactions and any amendment of such content, provided that such parties shall not unreasonably withhold such approval. Parent shall provide drafts of the S-4 Registration Statement and copies of all SEC correspondence, comment letters and amendments to both the Company and E*TRADE and their counsel, and shall obtain the approval of each such party before submitting or filing any of the foregoing, which approval shall not be unreasonably withheld. The Company shall furnish Parent with all information and shall take any other action as may reasonably be requested in connection with the S-4 Registration Statement and shall cooperate with Parent in preparing and filing the S-4 Registration and any amendment or supplement thereto.

          (c) If, at any time prior to the Parent shareholders meeting, any event should occur relating to or affecting the Company or Parent, or their respective officers or directors, which event should be described in an amendment or supplement to the S-4 Registration Statement, the parties shall promptly prepare, file and clear with the SEC and, if required by applicable law, mail to the shareholders of the Company or Parent such amendment or supplement.

     8.6  No Solicitation of Competing Transaction.

          (a) Neither the Company nor any the Company Subsidiary or Affiliate of the Company shall (and the Company shall instruct its officers, directors, employees, representatives and agents of the Company, each Company Subsidiary and each Affiliate of the Company, including, but not limited to, investment bankers, attorneys and accountants, not to, and shall not permit any of them
to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any Person or group (other than Parent, any of its Affiliates or representatives) concerning any Acquisition Proposal. The Company shall immediately notify Parent of the existence of any proposal, discussion, negotiation or inquiry received by the Company or any of its Affiliates, and the Company shall immediately communicate to Parent the terms of any proposal, discussion, negotiation or inquiry which it may receive (and shall immediately provide to Parent copies of any written materials received by the Company in connection with such proposal, discussion, negotiation or inquiry) and the identity of the party making such proposal or inquiry or engaging in such discussion or negotiation. The Company shall promptly provide to Parent any non-public information concerning the Company provided to any other party which was not previously provided to Parent.

          (b) The Company's Board of Directors shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by such Board of Directors of this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal.

     8.7  Publicity.

     The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to both Parent and the Company. Thereafter, until the

Closing, or the date the Transactions are terminated or abandoned pursuant to
Article XI, neither the Company, Parent nor any of their respective Affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other Transactions without prior consultation with the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

     8.8  Notification of Certain Matters.

     Each of the Company and Parent shall give prompt notice to the other, of
(i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of it to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. However, the delivery of any notice pursuant to this Section 8.8 shall not limit or otherwise affect the remedies available to the party receiving such notice.

     8.9  State Takeover Laws.

     If any state takeover statute becomes or is deemed to become applicable to the Agreement, the acquisition of Shares pursuant to the Merger or the other Transactions, the Company shall take all action necessary to render such statute inapplicable to all of the foregoing.

     8.10 Merger Sub Compliance.

     Parent shall cause Merger Sub to comply with all of its obligations under or related to this Agreement.

     8.11 Expenses.

     Except as provided elsewhere herein, the Company shall bear the direct and indirect expenses of the Company and Parent shall bear the direct and indirect expenses of Parent, incurred in connection with the negotiation and preparation of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby.

     8.12 Tax-Free Reorganization.

     Neither the Company nor Parent shall take any action prior to or after the Effective Time which is likely to cause the Merger to fail to qualify as a reorganization within the meaning of the Code.

                                  Conditions

     9.1  Conditions to the Obligations of Parent and Merger Sub.

     The respective obligations of Parent and Merger Sub to consummate the Merger are subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by Parent or Merger Sub, as the case may be, to the extent permitted by applicable law.

          (a) Certificate. The representations and warranties of the Company set forth in this Agreement shall be true and correct in material respects on and as of the Effective Time with the same force and effect as though the same has been made on and as of the Effective Time (except to the extent they relate to a particular date), except to the extent that all such failures in the aggregate do not have a material adverse effect on the working capital, financial condition, assets, liabilities, reserves, business or operations of the Company and its Subsidiaries taken as a whole, the Company shall have performed in all material respects all of its obligations to be performed under this Agreement, and Parent shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the President of the Company.

          (b) Injunction, Regulatory Action. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated not be consummated.

          (c) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared.

          (d) Government Filings and Consents. The governmental filings and governmental consents set forth on Schedule 9.1(d) shall have been made or obtained, and any waiting periods or extensions thereof under HSR Act shall have expired or been terminated.

          (e) Rule 145. Each Affiliate of the Company shall have executed and delivered to Parent an Affiliate Letter, together with such other documents and instruments as Parent may reasonably request related to compliance with the Securities Act.

          (f) Opinions of Counsel for the Company. Parent shall have received the opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Company, addressed to Parent and dated the Closing Date, as to the organization and qualification of the Company and the authorization, due execution, validity and enforceability of the Merger Agreement in form and substance reasonably satisfactory to Parent.

          (g) Tax Opinion. Parent shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, dated on or about the date that is either two
(2) business days prior to the date the Proxy Statement is first mailed to Parent stockholders if a meeting of Parent stockholders is required, and the date of the Closing, to the effect that (i) the Merger shall be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(9) of the Code, and (ii) each of Parent, Merger Sub and the Company shall be a party to the reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall be entitled to rely upon, among other things, representations contained in certificates of the Company, Merger Sub and Parent in such form as is reasonably satisfactory to such counsel.

          (h) Parent Stockholder Approval. The Required Parent Stockholder Approval shall have been duly obtained.

          (i) Dissenting Shares. The Dissenting Shares immediately prior to the Effective Time shall not exceed ten percent (10%) of the sum of the issued and outstanding shares of Company Capital Stock immediately prior to the Effective Time.

          (j) Strategic Alliance Agreement. E*TRADE shall not have terminated the Strategic Alliance Agreement attached as Exhibit F.

          (k) Readiness to Conduct Business. E*TRADE shall have completed all procedures necessary, including development of the technical interface, so that former Parent brokerage account holders whose accounts have been transferred to E*TRADE can place bids through the Internet to the Vostock(SM) website and participate in secondary offerings through the Vostock(SM) auction process.

     9.2  Conditions to the Obligations of the Company.

     The obligation of the Company to consummate the Merger is subject to the fulfillment at or prior to the Effective Time of the following conditions, any or all of which may be waived in whole or in part by the Company to the extent permitted by applicable law.

          (a) Certificate. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects on and as of the Effective Time with the same force and effect as though the same had been made on and as of the Effective Time (except to the extent they relate to a particular date), except to the extent that all such failures in the aggregate do not have a material adverse effect on the working capital, financial condition, assets, liabilities, reserves, business or operations of Parent and its Subsidiaries taken as a whole, Parent and Merger Sub shall have performed in all material respects all of their respective obligations to be performed under this Agreement, and the Company shall have received at the Effective Time a certificate to that effect dated the Effective Time and executed by the President of Parent.

          (b) Parent Stockholder Approval. The Required Parent Stockholder Approval shall have been duly obtained.

          (c) Injunction, Regulatory Action. There shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein not be consummated.

          (d) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and remain in effect and no proceedings for such purpose shall have been initiated or threatened by the SEC and any amendment or supplement to the S-4 Registration Statement required to be prepared, filed and cleared pursuant to Section 8.5 above shall have been so prepared, filed and cleared.

          (e) Governmental Filings and Consents. The governmental filings and governmental consents set forth on Schedule 9.2(e) shall have been made or obtained, and any waiting periods or extensions thereof under HSR Act shall have expired or been terminated.

          (f) Opinions of Counsel for Parent. The Company shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, addressed to the Company and dated the Closing Date as to the organization and qualification of Parent; authorization, issuance, full payment and nonassessability of the Parent Shares issuable in the Merger; and the authorization, due execution, validity and enforceability of the Merger Agreement in form and substance reasonably acceptable to the Company.

          (g) Tax Opinion. The Company shall have received an opinion of Wilson Sonsini Goodrich & Rosati, dated the date of the Closing, to the effect that (i) the Merger shall be treated for federal income tax purposes as a reorganization with the meaning of Section 368(a) of the Code, and (ii) each of Parent, Merger Sub and the Company shall be a party to the reorganization within the meaning of
Section 368(b) of the Code. In rendering such opinion, Wilson Sonsini Goodrich & Rosati shall be entitled to rely, among other things, upon representations contained in certificates of the Company, Parent and Merger Sub in such form as is reasonably satisfactory to such counsel.

          (h) Strategic Alliance Agreement. Parent shall not have terminated the Strategic Alliance Agreement attached as Exhibit F.

                          Escrow and Indemnification

     10.1    Escrow Fund.

     Within five (5) business days after the Effective Time, the Parent Shares comprising the Escrow Fund (as defined below) shall be registered in the name of, and be deposited with an escrow agent selected by Parent with the reasonable consent of the Company (the "Escrow Agent"), such deposit (together with interest and other income thereon) to constitute the escrow fund (the "Escrow Fund") and to be governed by the terms of the Escrow Agreement in substantially the form attached as Exhibit H. The Escrow Fund shall consist of ten percent (10%) of the Parent Shares issued in the Merger to compensate Parent pursuant to the indemnification obligations of the Company for Damages (as defined below). Except for Damages in respect of fraud, the Escrow Fund shall constitute the exclusive remedy against the Company or any shareholder with respect to any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Company Disclosure Schedule or any exhibit or Schedule to this Agreement. Escrow Shares means the Parent Shares placed in the Escrow Fund in accordance with this Section 10.1.

     10.2    Parent's Indemnification Rights.

             (a) Subject to the limitations set forth in this Article X, from and after the Effective Time, the shareholders of the Company, jointly and severally, shall indemnify and hold harmless Parent and its officers, directors, agents and employees, and each person, if any, who controls or may control the Parent within the meaning of the Securities Act (referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, (collectively, "Damages") arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by the Company in this Agreement, the Company Disclosure Schedule or any exhibit or Schedule to this Agreement. Notwithstanding the foregoing, the indemnification obligations of the Company shareholders for Damages in respect of fraud shall be several and not joint, and such obligations shall be distributed among the Company shareholders pro rata in proportion to the number of Parent Shares issued to each such shareholder in the Merger.

             (b) Parent and the Company each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of Parent Shares that Parent would have agreed to issue in connection with the Merger.

             (c) Parent may not receive any Parent Shares from the Escrow Fund unless and until one or more Officer's Certificates identifying Damages, the aggregate

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

amount of which exceeds $3,000,000 (the "Indemnity Threshold"), have been delivered to the Escrow Agent as provided in Section 10.2 and such amount is determined pursuant to this Article X to be payable, in which case, Parent shall receive Parent Shares equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

          (d) Prior to asserting any claim for indemnification under this Agreement, Parent must first seek reimbursement for any and all Damages from any applicable insurance coverage. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage. Nothing in this Agreement shall in any way diminish the obligation of Parent and/or the Surviving Corporation under applicable law to attempt to mitigate Damages.

          (e) The parties agree that there shall not be any multiple recovery for any Damage.

     10.3 Escrow Period.

     The escrow period (the "Escrow Period") shall terminate at 11:59 p.m. Pacific Standard Time twelve (12) months following the Closing Date except that a portion of the Escrow Fund which may be reasonably necessary to satisfy any unsatisfied claims specified in any Officer's Certificate delivered to the Escrow Agent prior to termination of the Escrow Period, with respect to facts and circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until those claims have been resolved. Parent shall deliver to the Escrow Agent a certificate specifying the Closing Date.

     10.4 Claims upon Escrow Fund.

          (a) The Escrow Agent shall set aside such Parent Shares or other assets held in the Escrow Fund as applicable in an amount equal to the potential Damages for each claim upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Parent (an "Officer's Certificate"):

               (i) stating that actual or potential Damages exist from unreimbursed claims in an aggregate amount greater than the Indemnity Threshold for claims against the Escrow Fund; and

               (ii) specifying in reasonable detail the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

          (b) Upon the earliest of: (i) receipt of written authorization from the Shareholders' Agent or from the Shareholders' Agent jointly with Parent to make such delivery, (ii) receipt of written notice of a final decision in arbitration of the claim, or (iii)

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

in the event the claim set forth in the Officer's Certificate is uncontested by the Shareholders' Agent as of the close of business on the next business day following the twentieth (20th) day following receipt by the Shareholders' Agent of the Officer's Certificate; on the next business day the Escrow Agent shall deliver Parent Shares or other assets from the Escrow Fund to Parent having a value equivalent to the Damages.

          (c) For the purpose of compensating Parent for its Damages pursuant to this Agreement, the Parent Shares in the Escrow Fund shall have a deemed value equal to the average of the mean between the closing bid and ask prices as reported for the primary trading session (currently ending at 4:00 p.m. on the NNM) during the period comprised of ten (10) consecutive trading days ending on the second trading day immediately preceding receipt of such Parent Shares by Parent in satisfaction of such Claim.

          (d) No Indemnified Person shall have the right to pursue a claim for Damages against the Escrow Fund or the Company shareholders other than through Parent.

     10.5 Objections to Claims.

     At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent and for a period of twenty (20) days after such delivery to the Escrow Agent of such Officer's Certificate, the Escrow Agent shall make no delivery of Parent Shares pursuant to Section 10.4 unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such twenty (20) day period, the Escrow Agent shall make delivery of Parent Shares then in the Escrow Fund in accordance with
Section 10.6, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Parent prior to the expiration of the twenty (20) day period.

     10.6 Resolution of Conflicts; Arbitration.

          (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Parent made in any Officer's Certificate, Parent shall have twenty (20) days after receipt by the Escrow Agent of an objection by the Shareholders' Agent to respond in a written statement to the objection of the Shareholders' Agent. If after the twenty (20) day period there remains a dispute as to any claims, the Shareholders' Agent and Parent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Parent Shares from the Escrow Fund in accordance with the terms of the memorandum.

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

          (b) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with Section 13.1. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in this Section 10.6, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

          (c) Parent, on the one hand, and the Company shareholders, on the other hand, shall each bear their respective expenses (including, attorneys' fees and expenses) incurred in connection with any such arbitration. The Company shareholders' expenses and reasonable attorney's fees shall be paid by the Shareholders' Agent from the Escrow Fund. If the arbitrator or arbitrators find in favor of Parent as to the claim in dispute, all fees, costs, and the reasonable expenses of legal counsel incurred by Parent shall be charged against the Escrow Fund in addition to the amount of the disputed claim. If the arbitrator or arbitrators find in favor of the Company shareholders as to the claim in dispute, all fees, costs and the reasonable expenses of legal counsel incurred by Shareholders' Agent on behalf of the Company shareholders shall be paid into the Escrow Fund by Parent for the benefit of the Company shareholders. The fees and expenses of each arbitrator and the administrative fee of the American Arbitration Association shall be allocated by the arbitrator or arbitrators, as the case may be (or, if not so allocated, shall be borne equally by Parent, on the one hand, and the Company shareholders, out of the Escrow Fund on the other hand).

    10.7  Shareholders' Agent.

          (a) E*TRADE shall be constituted and appointed as Shareholders' Agent for and on behalf of the shareholders of the Company to give and receive notices and communications, to authorize delivery to Parent of the Parent Shares from the Escrow Fund in satisfaction of claims by Parent, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. This agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than ten (10) days' prior written notice to all of the Company shareholders and to Parent. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or communications to or from the Shareholders' Agent shall constitute notice to or from each of the Company shareholders.

          (b) The Shareholders' Agent is hereby expressly authorized to take any and all actions in accordance with the direction of a majority of interest of the Company shareholders. The Shareholders' Agent shall not be liable for any act done or omitted

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

hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel or at the direction of a majority in interest of the Company shareholders shall be conclusive evidence of such good faith. The Company shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties.

          (c) The Shareholders' Agent shall serve without compensation but shall be reimbursed from the Escrow Fund for all out of pocket expenses reasonably incurred, including expenses for lawyers and accountants employed on behalf of the Company shareholders' interests in the Escrow Fund. The Shareholders' Agent may cause the Escrow Agent, at his request, to exchange shares of Parent Shares held, with Parent, for cash for each reimbursement. Parent shall deliver such cash at a per share price equal to the price of such shares at the close of market on the next trading day preceding such exchange. In no event shall the Shareholders' Agent be entitled to incur expenses reimbursable by the Escrow Fund in excess of $500,000 without first obtaining the written consent of the holders of a majority in interest of the Escrow Fund.

   10.8   Actions of the Shareholders' Agent.

   A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all of the Company shareholders and shall be final, binding and conclusive upon each and every Company shareholder, and the Escrow Agent and Parent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every Company shareholder. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholders' Agent.

   10.9   Third-Party Claims.

   If Parent becomes aware of a third-party claim which Parent believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholders' Agent of that claim, and the Shareholders' Agent and the Company shareholders shall be entitled, at their expense, to participate in any defense of that claim. Parent shall have the right in its sole discretion to settle any claim. However, Parent may not effect the settlement of any claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 10.5 or any other provision of this Article X to any claim by Parent against the Escrow Fund for indemnity in the amount of such settlement.

   10.10  Shareholders' Indemnification Rights.

          (a) Subject to the limitations set forth in this Article X, Parent shall indemnify and hold harmless the Company shareholders, officers, directors, agents and

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

employees of the Company, and each person, if any, who controls or may control the Company within the meaning of the Securities Act, (referred to individually as a "Company Indemnified Person" and together as "Company Indemnified Persons") from and against any and all Damages arising out of any misrepresentation or breach of, or default in connection with, any of the representations, warranties, covenants and agreements given or made by Parent in this Agreement, the Parent Disclosure Schedule or any exhibit or Schedule to this Agreement.

          (b) The Company Indemnified Persons may not receive any compensation for Damages unless and until one or more Shareholder's Certificates identifying Damages, the aggregate amount of which exceeds the Indemnity Threshold, have been delivered to Parent Representative as provided in Section 10.11 and such amount is determined pursuant to this Article X to be payable, in which case, the Company Indemnified Persons shall be entitled to receive funds equal in value to the full amount of such Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of the Company shall be disregarded.

          (c) Prior to asserting any claim for indemnification under this Agreement, the Company Indemnified Persons must first seek reimbursement for any and all Damages from any applicable insurance coverage. The parties agree that any indemnification provided by this Agreement is not to be deemed insurance (whether primary, excess, or otherwise) for purposes of seeking reimbursement from the applicable insurance coverage. Nothing in this Agreement shall in any way diminish the obligation of the Company Indemnified Persons under applicable law to attempt to mitigate Damages.

          (d) The parties agree that there shall not be any multiple recovery for any Damage.

   10.11  Claims against Parent.

          (a) To register a claim against Parent, the Shareholders' Agent shall deliver to Parent on or before the last day of the Escrow Period a certificate signed by the Shareholders' Agent (a "Shareholders' Certificate"):

               (i) stating that actual or potential Damages exist from unrealized claims in an aggregate amount greater than the Indemnity Threshold for claims against Parent; and

               (ii) specifying in reasonable detail the individual items included in the amount of Damages in such claim, the date each such item was paid, properly accrued or arose and the nature of the misrepresentation, breach of warranty or claim to which such item is related.

          (b) Upon the earliest of: (i) receipt of written notice of a final decision in arbitration of the claim, or (ii) in the event Parent and the Shareholders' Agent sign a memorandum in resolution of a conflict in accordance with Section 10.13, or (iii) in the

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

event the claim set forth in the Shareholders' Certificate is uncontested by Parent as of the close of business on the next business day following the twentieth (20th) day following receipt by Parent of the Shareholders' Certificate; on the next business day Parent shall deliver funds to the Shareholders' Agent having a value equivalent to the Damages.

          (c) No Company Indemnified Person shall have the right to pursue any claim for Damages against Parent other than through the Shareholders' Agent. The Escrow Agent may rely upon any decision, act, consent or instruction of the Shareholders' Agent as the decision act, consent, or instruction of each and every Company Indemnified Person.

   10.12  Objections to Claims Against Parent.

   At the time of delivery of any Shareholders' Certificate, Parent shall have a period of twenty (20) days after such delivery to confer with the appropriate officers of Parent regarding the claims on the Shareholders' Certificate. After the expiration of such twenty (20) day period, Parent shall either make delivery of funds in accordance with Section 10.11 or object in a written statement to the claim made in the Shareholders' Certificate.

   10.13  Resolution of Conflicts; Arbitration.

          (a) In case Parent shall so object in writing to any claim or claims by the Company Indemnified Persons made in any Shareholders' Certificate, the Shareholders' Agent shall have twenty (20) days after receipt by Parent to respond in a written statement to the objection of Parent. If after the twenty
(20) day period there remains a dispute as to any claims, Parent and the Shareholders' Agent shall attempt in good faith for thirty (30) days to agree upon the rights of the respective parties with respect to each of such claims. If Parent and the Shareholders' Agent should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. Parent shall promptly make delivery of funds to the Company Indemnified Persons in accordance with the terms of such memorandum.

          (b) If no such agreement can be reached after good faith negotiation, either the Shareholders' Agent or Parent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration in accordance with Section 13.1. The decision of the arbitrator as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

          (c) The allocation of expenses incurred in connection with any such arbitration shall be as set forth in Section 10.6(c).

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

     10.14  Third Party Claims.

     If the Company Indemnified Persons become aware of a third-party claim which the Company Indemnified Persons believe may result in a demand against Parent, the Shareholders' Agent shall promptly notify Parent of that claim, and Parent and the Company Indemnified Persons shall be entitled, at their expense, to participate in any defense of that claim. However, the Shareholders' Agent may not effect the settlement of any claim without the consent of Parent, which consent shall not be unreasonably withheld. In the event that Parent has consented to any such settlement, Parent shall have no power or authority to object under Section 10.12 or any other provision of this Article X to any claim by Company Indemnified Persons for indemnification against Damages in the amount of such settlement.

     10.15  Survival.

     The representations and warranties of the Company and Parent contained in this Agreement shall survive until the termination of the Escrow Period.

                             Termination/Survival

     11.1   Termination.

            (a) This Agreement may be terminated at any time prior to the Closing as follows:

               (i)    by the mutual written consent of Parent and the Company;

               (ii) by Parent or the Company if it has become impossible that one or more of the conditions to the other party's obligation to close the transactions contemplated by this Agreement shall be satisfied on or prior to the date set forth in Section 11.1(a)(vii) below and such condition or conditions has not been waived promptly after such impossibility has become known;

               (iii) by Parent, on the one hand, or by the Company, on the other hand, if there shall have been a breach of any of the representations and warranties set forth in this Agreement on the part of the other, which breach would, under Section 9.1(a) (in the case of a breach of representation or warranty by the Company) or Section 9.2(a) (in the case of a breach of representation or warranty by Parent), entitle the party receiving such representations and warranties not to consummate the transactions contemplated hereby and which breach by its nature cannot be cured prior to the date set forth in Section 11.1(a)(vii) below;

               (iv) by the Company, on the one hand, or by Parent, on the other hand, if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company (in the case of termination by Parent) or on the part of Parent (in the case of termination by the

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

Company), which breach shall not have been cured within twenty (20) business days following receipt by the breaching party of written notice of such breach from the other; and

               (v) at the election of Parent or the Company, if the Closing shall not occur on or before October 31, 2000.

     Notwithstanding Section 11.1(a)(ii)-(v) hereof, a party who is in material breach of any of its obligations or representations and warranties hereunder shall not have the right to terminate this Agreement pursuant to Section 11.1(a)(ii)-(v).

          (b) The termination of this Agreement shall be effectuated by the delivery by the party terminating this Agreement to the other party of a written notice of such termination. If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

          (c)  If this Agreement is terminated by the Company pursuant to
Section 11.1 (a)(iii) or Section 11.1 (a)(iv), Parent shall pay to the Company, promptly upon receiving from the Company a written accounting of all direct and indirect out-of-pocket expenses incurred by it in connection with the negotiation and preparation of this Agreement and the Related Agreements and its preparation to consummate the transactions contemplated hereby and thereby ("Company Expenses"), a cash amount equal to the aggregate amount of such Company Expenses.

          (d) If this Agreement is terminated by Parent pursuant to Section 11.1(a)(iii) or Section 11.1 (a)(iv), the Company shall pay to Parent, promptly upon receiving from Parent a written accounting of all direct and indirect out-of-pocket expenses incurred by it in connection with the negotiation and preparation of this Agreement and the Related Agreements and its preparation to consummate the transactions contemplated hereby and thereby ("Parent Expenses"), a cash amount equal to the aggregate amount of such Parent Expenses.

          (e)  If:

               (i)       this Agreement is terminated by the Company pursuant to
Section 11.1 (a)(ii) on the grounds that it has become impossible that the condition set forth in Section 9.2(b) will be satisfied on or prior to the date set forth in Section 11.1 (a)(v);

               (ii) this Agreement is terminated by either party pursuant to Section 11.1 (a)(v) and the condition set forth in Section 9.2(b) shall not have been satisfied on or prior to the date set forth in Section 11.1(a)(v);

               (iii) the Board of Directors of Parent or Merger Sub withdraws or modifies its approval or recommendation of this Agreement or the Merger; or

               (iv) the Required Parent Stockholder Approval is not obtained at the meeting of the stockholders of Parent convened for the purpose of obtaining such

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

approval (or any adjournment or postponement thereof), then in any such case, Parent shall pay to the Company, upon the earlier of any such event or Parent's receipt of notice from the Company that any such event shall have occurred, a cash penalty in the amount of $13,330,000, and shall thereupon be entitled to terminate this Agreement without further liability by Parent or Merger Sub to the Company or any of its shareholders, except for Company Expenses arising through the date of termination. In addition, Parent shall pay to the Company, promptly upon receiving from the Company a written accounting of its Company Expenses, a cash amount equal to the aggregate amount of such Company Expenses.

     11.2   Effect of Termination.

     In the event of termination of this Agreement as provided in Section 11.1, this Agreement (other than Section 8.3) shall become void and have no effect except that, notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its breach of any provision of this Agreement. In the event of termination of this Agreement, Parent and the Company shall continue to honor the terms of the Confidentiality Agreement, including the return of all confidential materials.

     11.3   No Survival of Representations and Warranties and Covenants.

     In the event of termination of this Agreement by a party without a breach by such party, the respective representations and warranties of such party contained herein and in the certificates of such party to be delivered at the Closing shall expire.

                                  Definitions

     12.1   Definitions.

     For all purposes of this Agreement, except as otherwise expressly provided or unless the context clearly requires otherwise:

     "Acquisition Proposal" shall mean any proposal or offer to acquire all or a substantial part of the business or properties of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, tender offer, exchange offer, stock purchase, purchase, of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company.

     "Advisers Act" means the Investment Advisers Act of 1940, as amended, and all rules and regulations of the SEC thereunder.

     "Affiliate" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

     "Affiliate Letter" shall mean a letter for use with respect to sales of stock by Affiliates of the Company who become Affiliates of Parent which is executed and

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

delivered by each Affiliate of the Company and delivered to Parent pursuant to
Section 9.1(f) hereof and which complies as to form with the requirements of SEC Rule 145.

         "Agreement" or "this Agreement" shall mean this Agreement and Plan of Merger, together with the Exhibits and Schedules attached and the Disclosure Schedule.

         "Agreement of Merger" shall mean the Agreement of Merger to be filed with the Secretary of State of the State of California at the Closing.

         "Balance Sheet Date" shall mean the date of the Company Balance Sheet.

         "California Law" shall mean the general Corporation Law of the State of California, as amended.

         "Cause" shall mean the relevant employee's (i) neglect, failure or refusal to timely perform the duties of his employment (other than by reason of a physical or mental illness or impairment), or his gross negligence in the performance of his duties, (ii) material breach of any agreements, covenants and representations made in any employment agreement or other agreement with Parent or any of its Subsidiaries, (iii) violation of any law, rule, regulation or by-law of any governmental authority (state, federal or foreign), any securities exchange or association or other regulatory or self-regulatory body or agency applicable to Parent or any of its Subsidiaries or any material general policy or directive of Parent or any of its Subsidiaries applicable to such employee,
(iv) conviction of, or plea of guilty or nolo contendere to, a crime involving moral turpitude, dishonesty, fraud or unethical business conduct, or a felony,
(v) giving or accepting undisclosed material commissions or other payments in cash or in kind in connection with the affairs of Parent or any of its Subsidiaries or their clients, (vi) failure to obtain or maintain any registration, license or other authorization or approval that Parent reasonably believes is required in order for the employee to perform his duties; or (vii) habitual abuse of alcohol or drugs.

         "Certificate of Merger" shall mean the Certificate of Merger to be filed with the Secretary of State of the State of Delaware at Closing.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Company Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any the Company Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

         "Company Board of Directors" shall mean the board of directors of the Company.

         "Company Financial Statements" shall have the meaning given in Section 6.8.

         "Company's knowledge" or "best knowledge of the Company" shall mean the actual knowledge of the President and Chief Executive Officer, Chief Financial Officer or Controller of the Company.

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

         "Company Subsidiary" shall mean each Person which is a Subsidiary of the Company.

         "Confidentiality Agreement" shall mean the letter agreement regarding confidentiality between the Company and Parent.

         "Delaware Law" shall mean the General Corporation Law of the State of Delaware, as amended.

         "Disclosure Schedule" shall mean the disclosure schedule dated the same date as this Agreement prepared and signed by the Company or Parent, as the case may be, and delivered to the other simultaneously with the execution hereof.

         "Employment Agreement" means an employment agreement and non-disclosure, non-competition and assignment of inventions agreement substantially in the form of Exhibit E.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" shall mean any trade or business, whether or not incorporated, that together with the Company or Parent, as applicable, would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "GAAP" shall mean United States generally accepted accounting principles.

         "Governmental Documents" means all reports and registration statements filed, or required to be filed, by law, by contract or otherwise, by an entity pursuant to the authority of any Governmental Entity.

         "Governmental Entity" shall mean any nation, state, territory, province, county, city or other unit or subdivision thereof or any entity, authority, agency, department, board, commission, instrumentality, court or other judicial body authorized on behalf of any of the foregoing to exercise legislative, judicial, regulatory or administrative functions of or pertaining to government and, in the case of the Company, any governmental or non-governmental self-regulatory organization of which the Company or any the Company Subsidiary was or is a member or to whose regulations any thereof was or is subject or, in the case of Parent, any governmental or non-governmental self-regulatory organization of which Parent or any Parent Subsidiary was or is a member or to whose regulations any thereof was or is subject.

         "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         "Indebtedness" shall mean any loan, promissory note, or other evidence of debt.

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

         "Intellectual Property" means all domestic and foreign copyrights, patents, proprietary models, databases, service marks, software, trade names, trademarks and trade secrets, and all registrations or applications for registration of any of the foregoing.

         "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

         For purposes of this Agreement, the terms "material adverse effect" and "material adverse change" shall exclude effects attributable to (a) declines in the U.S. stock market, (b) the announcement or pendency of the transactions contemplated by this Agreement, (c) declines in economic activity in the U.S., or (d) changes in the industry generally in which the Company operates.

         "Merger Sub" shall mean Wit SoundView Corporation, a Delaware corporation which is a direct wholly owned Subsidiary of Parent.

         "Merger Sub Common Stock" shall mean common stock, par value $.01 per share, of Merger Sub.

         "NNM" shall mean the Nasdaq National Market.

         "NASD" shall mean the National Association of Securities Dealers, Inc., NASD Regulation, Inc. or The Nasdaq National Market, Inc., as the context may require.

         "Parent Agreement" shall mean any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or any Parent Subsidiary is a party or by which any of them or any of their properties or assets may be bound.

         "Parent Balance Sheet" shall mean the most recent balance sheet of Parent and its consolidated subsidiaries included in the Financial Statements.

         "Parent Board of Directors" shall mean the board of directors of Parent.

         "Parent Common Stock" shall mean shares of Common Stock, par value $0.01 per share, of Parent.

         "Parent Financial Statements" shall mean the financial statements of Parent included in the Governmental Documents.

         "Parent Pooled Products" means each vehicle for collective investment (in whatever form of organization, including in the form of a corporation, company, limited liability company, partnership (limited or general), association, trust or other entity and including each separate portfolio of any of the foregoing) but only during the period with respect to which Parent or any Parent Subsidiary has acted or acts as the sponsor, general partner, managing member, trustee, investment manager, investment adviser (but excluding for all purposes other than its investment advisory services any Parent Pooled

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

Product as to which Parent or such Parent Subsidiary has acted or acts solely in a subadvisory capacity) or in a similar capacity.

         "Parent Subsidiary" shall mean each Person which is a Subsidiary of Parent.

         "Parent's knowledge" or "best knowledge of Parent" shall mean the actual knowledge of the Chairman and Co-Chief Executive Officer, the Vice Chairman, Co-Chief Executive Officer and President, the Vice Chairman, Founder and Chief Strategist, the Senior Vice President and Chief Financial Officer, the Director of Investment Banking or either of the Co-General Counsels.

         "Person" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

         "Plan" shall mean, with respect to the Company, a plan, program, agreement, arrangement or program required to be included in the Disclosure Schedule of the Company pursuant to Section 6.17(a) and with respect to Parent, a plan, program, agreement, management or program required to be included in the Disclosure Schedule of the Company pursuant to Section 7.17(a).

         "Proxy Statement" shall mean the proxy statement to be filed by Parent with the SEC, together with all amendments and supplements thereto and including the exhibits thereto.

         "Records" means all records and original documents in the possession of the Company or any the Company Subsidiary or Parent or any Parent Subsidiary, as the case may be, which pertain to or have been or are utilized by the Company or any the Company Subsidiary or Parent or any Parent Subsidiary, as the case may be, to administer, reflect, monitor, evidence or record information respecting the business or conduct of the Company or any the Company Subsidiary including, without limitation, (1) all such records maintained on electronic or magnetic media, or in an electronic database system, and (2) all such records as necessary to comply with any applicable law, including, without limitation, any and all records kept in accordance with, or documents filed pursuant to, any Securities Laws.

         "Related Agreements" shall mean the Account Transfer Agreement, the Confidentiality Agreement, the Employment Agreements, the Standstill Agreement, the Stock Purchase Agreement, the Strategic Alliance Agreement, the Voting Agreements, and the Warrant.

         "S-4 Registration Statement" shall mean the registration statement on Form S-4 or other appropriate form of Parent contemplated by Article VIII of this Agreement.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

         "Securities Laws" means the Securities Act; the Exchange Act; the Investment Company Act; the Advisers Act; the securities or "blue sky" laws of any state or territory of the United States; the rules and regulations of the NASD; the Commodity Exchange Act, as amended, and the published rules and regulations of the Commodity Futures Trading Commission promulgated thereunder; and the comparable laws, rules and regulations in effect in any other country.

         "Software" means (i) any and all computer software programs, including all source and object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) all descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, (iv) all domain names and the content contained on the respective Internet site(s), and (v) all documentation, including user manuals and training materials, relating to any of the foregoing.

         "Standstill Agreement" shall mean the Standstill Agreement to be executed by E*TRADE and Parent simultaneously with the execution of this Agreement.

         "Stock Equivalent" shall mean any stock option, warrant, or convertible debt instrument which may be converted into capital stock.

         "Subsidiary" shall mean, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (a) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (b) such party or any other Subsidiary of such party is a general partner, managing member or Person performing similar functions (excluding any such partnership or other entity where such party or any Subsidiary of such party does not have general primary decisional authority in such partnership or other entity). "Subsidiary" excludes any investment fund owned by E*TRADE unless E*TRADE owns at least a majority of the securities or voting interests of the investment fund.

         "Surviving Corporation" shall have the meaning given in Section 1.1.

         "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto;

         "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

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

         "Title IV Plan" shall mean a Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code.

         "Transactions" shall mean the transactions provided for or contemplated by this Agreement and the Related Agreements.

         "Voting Debt" shall mean indebtedness having general voting rights and debt convertible into securities having such rights.

         12.2     Additional Definitions.

         The following terms shall have the meaning specified in the indicated section of this Agreement.

        Term                                                Section
        ----                                                -------
        Agreement......................................     Preamble
        Certificates...................................     Section 4.2(b)
        Closing........................................     Section 1.2
        Code...........................................     Recitals
        Company........................................     Preamble
        Company Balance Sheet..........................     Section 6.8
        Company Capital Stock..........................     Section 4.2(a)
        Company Common Stock...........................     Section 4.1(a)
        Company Financial Statements...................     Section 6.8
        Company Permits................................     Section 6.9(b)
        Company Stock Options..........................     Section 4.1(e)
        Company Stock Option Plan(s)...................     Section 4.1(e)
        Company Technology Systems.....................     Section 6.15(a)
        Damages........................................     Section 10.2
        Dissenting Shares..............................     Section 4.1(b)
        Effective Time.................................     Section 1.3
        Exchange Agent.................................     Section 4.2(a)
        Exchange Ratio.................................     Section 4.1(a)
        Fractional Securities Fund.....................     Section 4.3
        Indemnified D&Os...............................     Section 5.8
        Merger.........................................     Section 1.1
        Merger Sub.....................................     Preamble

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

              Parent.........................................     Preamble
              Parent Common Stock............................     Section 4.1(e)
              Parent Common Stock Options....................     Section 4.1(e)
              Parent Permits.................................     Section 7.9(b)
              Parent Rights..................................     Section 4.1(a)
              Parent Rights Agreement........................     Section 4.1(a)
              Parent Shares..................................     Section 4.1(a)
              Parent Technology Systems......................     Section 7.15
              Retention Options..............................     Section 5.5
              S-4 Registration Statement.....................     Section 8.5(a)
              Stock Price....................................     Section 4.1
              Stock Merger Exchange Fund.....................     Section 4.2(a)
              Surviving Corporation..........................     Section 1.1


                                 Miscellaneous

         13.1     Disputes.

         Except for requests for injunctive relief, specific performance or enforcement of the award of an arbitrator, all disputes arising in connection with this Agreement shall be resolved by binding arbitration in accordance with the applicable rules of the American Arbitration Association. The arbitration shall be held in the State of Illinois before a single arbitrator selected in accordance with Section 12 of the American Arbitration Association Commercial Arbitration Rules who shall have substantial business experience in the investment banking industry, and shall otherwise be conducted in accordance with such association's Commercial Arbitration Rules. The award of such arbitrator shall be enforceable in any court having jurisdiction over the parties to such arbitration.

         13.2     Amendments; Extension; Waiver.

         Subject to compliance with applicable law this Agreement may be amended, altered or modified by written instrument executed by E*TRADE and each of the parties to this Agreement without any requirement that the shareholders of any party approve any amendment that does not materially decrease the consideration provided by this Agreement to the shareholders. However, the Company may waive in writing the performance by Parent of any of its representations, warranties, covenants or other agreements and that Parent may waive in writing the performance by the Company of any of its representations, warranties covenants or other agreements.

         13.3     Entire Agreement.

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

         This Agreement (including Exhibits, Schedules, certificates and lists referred to in this Agreement, and any documents executed by the parties simultaneously or pursuant to this Agreement) and the Related Agreements constitute the entire understanding and agreement of the parties hereto, except as provided herein, and supersedes all prior agreements and understandings, written and oral, among the parties with respect to the subject matter hereof.

         13.4     Specific Performance; Injunctive Relief.

         Each party understands and agrees that it shall be irreparably damaged in the event this Agreement is not specifically enforced. Each party, therefore, agrees that in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of this Agreement. Such remedies shall, however, be cumulative and not exclusive, and shall be in addition to any other remedy which a party may have.

         13.5     Interpretation.

         When a reference is made in this Agreement to a Section, Exhibit, Annex or Schedule, such reference shall be to a Section of or Exhibit, Annex or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms and the singular form of nouns and pronouns shall include the plural and vice versa. The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

         13.6     Severability.

         Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforce ability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         13.7     Related Agreements.

         Notwithstanding anything to the contrary herein, the parties hereto agree that the transactions contemplated by each of this Agreement, the Account Transfer Agreement, the Stock Purchase Agreement and the Strategic Alliance Agreement shall not be consummated, and that each such Agreement shall immediately be terminated, unless either (a) each of the foregoing agreements is in full force and effect immediately prior to the Closing of the Merger, or (b) each of the Company, Parent and E*TRADE shall have consented in writing to the Closing of the Merger notwithstanding the failure of one or more of such agreements to be in full force and effect immediately prior thereto. In addition, each of the parties hereto agrees that each of the Account Transfer Agreement, the Stock Purchase Agreement and the Strategic Alliance Agreement shall be terminated immediately upon termination of this Agreement, unless otherwise agreed in writing by the Company, Parent and E*TRADE.

         13.8     Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed given if (a) delivered in person, (b) transmitted by facsimile (with confirmation), (c) mailed by certified or registered mail (return receipt requested) or (d) delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Parent:
                     Wit Capital Group, Inc.
                     826 Broadway
                     New York, New York 10003
                     Facsimile:  (212) 253-5289
                     Attention:  Ronald Readmond
                                 Vice Chairman, Co-Chief Executive Officer and
                     President

         With copies to:
                    Wit Capital Group, Inc.
                    826 Broadway
                    New York, New York 10003
                    Facsimile:  (212) 253-5289
                    Attention:  Lloyd H. Feller, Esq.
                                 Senior Vice President and Co-General Counsel

         And

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    Four Times Square, 30th Floor
                    New York, New York  10036
                    Facsimile:  (212) 735-2000
                    Attention:  Richard T. Prins, Esq.

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

         And

                    Skadden, Arps, Slate, Meagher & Flom LLP
                    525 University Avenue, Suite 220
                    Palo Alto, California  94301
                    Facsimile:  (650) 470-4570
                    Attention:  Kenton J. King, Esq.

If to the Company:
                    E*OFFERING Corp.
                    Steuart Street Tower, 4th Floor
                    One Market Street
                    San Francisco, California  94107
                    Facsimile:  (415) 618-6202
                    Attention:  Steven R. King, President

         With copies to:
                    Wilson Sonsini Goodrich & Rosati
                    650 Page Mill Road
                    Palo Alto, CA  94304
                    Facsimile:  (650) 461-5380
                    Attention:  Alan K. Austin, Esq.


         And

                    Brobeck Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, CA  94303
                    Facsimile:  (650) 496-2885
                    Attention:  Curtis L. Mo, Esq.

         13.9     Binding Effect; Persons Benefiting; No Assignment.

         This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective heirs, legal representatives, estates, executors, successors and permitted assigns of the parties and such persons. Except as otherwise expressly set forth herein, nothing in this Agreement is intended or shall be construed to confer upon any entity or person other than the parties hereto and their respective heirs, legal representatives, estates, executors, successors and permitted assigns any right, remedy or claim under or by reason of their Agreement or any part hereof. Without the prior written consent of each of the other parties hereto, this Agreement and the rights hereunder may not be assigned by any of the parties hereto.

         13.10    Counterparts.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the

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

same agreement, it being understood that all of the parties need not sign the same counterpart.

         13.11    Governing Law.

         THIS AGREEMENT, THE LEGAL RELATIONS BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         13.12    Jurisdiction; Waiver of Jury Trial and Certain Damages.

         Subject to the arbitration requirements of Section 12.1 hereof, all actions arising under or relating to this Agreement shall be brought exclusively in the Federal District Court for Delaware, the Southern District of New York, the Northern District of California, or in any Delaware, New York or California State Court sitting in such district and having subject matter jurisdiction over such matters, and each of the parties hereto consents and agrees to personal jurisdiction, and waives any objection as to the venue, of such courts for purposes of such action. The parties to this Agreement agree to waive any right to a jury trial as to all disputes and any right to seek punitive or consequential damages.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed as of the date first written above.

                                  WIT CAPITAL GROUP, INC.



                                  By: /s/ Ronald Readmond
                                      ---------------------------------------
                                  Name:   Ronald Readmond
                                  Title:  Vice Chairman, Co-Chief Executive
                                          Officer and President

                                  E*OFFERING CORP.



                                  By:  /s/ Steven R. King
                                      ----------------------------------------
                                  Name:    Steven R. King
                                  Title:   President

                                  WIT SOUNDVIEW CORPORATION



                                  By:  /s/ Ronald Readmond
                                      ----------------------------------------
                                  Name:    Ronald Readmond
                                  Title:   President

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

EXHIBITS
--------

Exhibit A          Preliminary Allocation Schedule
Exhibit B          Restrictive Legend
Exhibit C          Voting Agreement (Company Shareholders)
Exhibit D          Voting Agreement (Parent Stockholders)
Exhibit E          Form of Employment Agreement
Exhibit F          Strategic Alliance Agreement
Exhibit G          Standstill Agreement
Exhibit H          Form of Escrow Agreement

SCHEDULES
---------

Schedule 4.1(e)    Non-Employee Company Stock Options
Schedule 4.2(b)    Base Lock-up Shares
Schedule 5.1       List of Certain Shareholders
Schedule 5.2       List of Certain Stockholders
Schedule 5.3       List of Employees
Schedule 6.2       Company Subsidiaries and Affiliates
Schedule 6.3       Company Stock Options
Schedule 6.17      Company Employee Benefit Plans
Schedule 6.20      Company Contracts and Commitments
Schedule 6.21      Company Insurance
Schedule 6.22      Company Personnel
Schedule 7.2       Subsidiaries, Affiliates and Investments in Non-Public
                   Entities
Schedule 7.3       Parent Stock Options
Schedule 7.16      Litigation, Arbitration and Mediation
Schedule 7.17      Parent Employee Benefit Plans
Schedule 7.20      Parent Contracts and Commitments
Schedule 7.21      Parent Insurance
Schedule 8.1       Interim Operations of Company
Schedule 8.2       Interim Operations of Parent
Schedule 9.1(d)    Parent Governmental Filings and Consents
Schedule 9.2(e)    Company Governmental Filings and Consents

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